                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    December 19, 1997
                                                 -----------------------------

                        Total Renal Care Holdings, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                       1-4034                      51-0354549
-------------------------------------------------------------------------------
(State or other               (Commission                 (I.R.S. Employer
jurisdiction                   File Number)               Identification No.)
of incorporation)



 21250 Hawthorne Boulevard, Suite 800, Torrance, California    90503-5517
-------------------------------------------------------------------------------
            (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code      (310) 792-2600
                                                   ----------------------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                                                                                     PAGE
                                                                                     ----
          Audited Financial Statements of the Nephrology Services Business of
             Caremark International, Inc.                                            F-1

          Audited Financial Statements of New West Dialysis Clinics, Inc.            F-12

          Audited Combined Financial Statements of Southfield Dialysis
             Facility, P.C., North Oakland Dialysis Facility, P.C., Macomb
             Kidney Center, P.C., and Novi Kidney Center, P.C.                       F-23

          Audited Financial Statements of Dialysis Care of North Carolina            F-34

          Audited Financial Statements of the Renal Dialysis Business of
             The Rogosin Institute, Inc.                                             F-42

      (b) PRO FORMA FINANCIAL INFORMATION.

          Unaudited Pro Forma Financial Statements                                   F-53

      (c)  EXHIBITS.

      10.1 Revolving Credit Agreement, dated as of October 24, 1997, by and among Total Renal Care Holdings, Inc., the lenders party thereto, DLJ Capital Funding, Inc., as Syndication Agent, First Union National Bank, as Documentation Agent, and The Bank of New York, as Administrative Agent (the "Revolving Credit Agreement").*

      10.2 Amendment No. 1 and Consent No. 1, dated as of December 1, 1997, to the Revolving Credit Agreement.

      10.3 Term Loan Agreement, dated as of October 24, 1997, by and among Total Renal Care Holdings, Inc., the lenders party thereto, DLJ Capital Funding, Inc., as Syndication Agent, First Union National Bank, as Documentation Agent, and The Bank of New York, as Administrative Agent (the "Term Loan Agreement").*

      10.4  First Amendment, Dated December 1, 1997, to the Term Loan
Agreement.

      10.5 Subsidiary Guaranty dated as of October 24, 1997 by Total Renal Care, Inc., TRC West, Inc. and Total Renal Care Acquisition Corp. in favor of and for the benefit of The Bank of New York, as Collateral Agent, the lenders to the Revolving Credit Agreement, the lenders to the Term Loan Agreement, the Term Agent (as defined therein), the Acknowledging Interest Rate Exchangers (as defined therein) and the Acknowledging Currency Exchangers (as defined therein).

      10.6 Borrower Pledge Agreement dated as of October 24, 1997 and entered into by and between Total Renal Care Holdings, Inc., and The Bank of New York, as Collateral Agent, the lenders to the Revolving Credit Agreement, the lenders to the Term Loan Agreement, the Term Agent (as defined therein), the Acknowledging Interest Rate Exchangers (as defined therein) and the Acknowledging Currency Exchangers (as defined therein).

      10.7 Form of Subsidiary Pledge Agreement dated as of October 24, 1997 by Total Renal Care, Inc., TRC West, Inc. and Total Renal Care Acquisition Corp., and The Bank of New York, as Collateral Agent, the lenders to the Revolving Credit Agreement, the lenders to the Term Loan Agreement, the Term Agent (as defined therein), the Acknowledging Interest Rate Exchangers (as defined therein) and the Acknowledging Currency Exchangers (as defined therein).

      23.1  Consent of Price Waterhouse LLP.

------------
* The registrant agrees to furnish supplementally a copy of any schedule thereto to the Commission upon its request.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TOTAL RENAL CARE HOLDINGS, INC.
                                          (Registrant)


Dated: December 19, 1997         By:/s/ John E. King
                                    -----------------------------
                                    John E. King
                                    Vice President and Chief Financial Officer

Nephrology Services Business of
Caremark International Inc.
Financial Statements
Years Ended December 31, 1995 and 1994 and the
Month Ended December 31, 1993

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Caremark International Inc.

In our opinion, the accompanying balance sheets and the related statements of operations and business equity and of cash flows present fairly, in all material respects, the financial position of Nephrology Services Business, comprising the businesses of Caremark International Inc. as described in the description of the business in Note 1 to the financial statements, at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994 and for the month ended December 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Caremark International Inc.'s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Chicago, Illinois
February 28, 1996

                          CAREMARK INTERNATIONAL INC.
                          NEPHROLOGY SERVICES BUSINESS
                           DECEMBER 31, 1994 AND 1995

                         BALANCE SHEETS (IN THOUSANDS)

                                                                 1994    1995
                            ASSETS
Cash........................................................... $     1 $     1
Accounts receivable, net of allowance for doubtful accounts of
 $1,005 and $1,504 respectively................................  10,378  14,516
Inventories....................................................   1,040     666
Prepaid expenses and other current assets......................      23     536
                                                                ------- -------
    Total current assets.......................................  11,442  15,719
Property and equipment, net....................................   8,066   9,097
Goodwill and other intangibles.................................  15,462  17,683
Other assets...................................................     143     423
                                                                ------- -------
                                                                $35,113 $42,922
                                                                ======= =======
                LIABILITIES AND BUSINESS EQUITY
Current portion of long-term obligations....................... $ 3,841 $ 1,910
Accounts payable and other liabilities.........................   3,531   4,465
                                                                ------- -------
    Total current liabilities..................................   7,372   6,375
                                                                ------- -------
Long-term obligations..........................................   8,052   1,104
Other long-term liabilities....................................     260      55
Commitments and contingencies (Note 9).........................     --      --
Business equity................................................  19,429  35,388
                                                                ------- -------
                                                                $35,113 $42,922
                                                                ======= =======

                See accompanying notes to financial statements.

                          CAREMARK INTERNATIONAL INC.
                          NEPHROLOGY SERVICES BUSINESS
    MONTH ENDED DECEMBER 31, 1993 AND YEARS ENDED DECEMBER 31, 1994 AND 1995

          STATEMENTS OF OPERATIONS AND BUSINESS EQUITY (IN THOUSANDS)

                                         FOR THE MONTH FOR THE YEAR FOR THE YEAR
                                             ENDED        ENDED        ENDED
                                         DECEMBER 31,  DECEMBER 31, DECEMBER 31,
                                             1993          1994         1995
Net revenue............................     $2,677       $38,742      $46,832
                                            ------       -------      -------
Operating expenses:
  Cost of goods and services sold......      1,957        29,101       35,796
  General and administrative...........        665         5,524        9,809
  Provision for doubtful accounts......        144         1,096        1,331
  Depreciation and amortization........        105         2,089        2,562
                                            ------       -------      -------
    Total operating expenses...........      2,871        37,810       49,498
                                            ------       -------      -------
Income (loss) from operations..........       (194)          932       (2,666)
Sundry expense.........................        --            840          762
                                            ------       -------      -------
Income (loss) before income taxes......       (194)           92       (3,428)
Income tax expense (benefit)...........        (80)           43       (1,394)
                                            ------       -------      -------
Net income (loss)......................       (114)           49       (2,034)
Business equity at beginning of period.        --          6,227       19,429
Net advances from Caremark
 International Inc.....................      6,341        13,153       17,993
                                            ------       -------      -------
Business equity at end of period.......     $6,227       $19,429      $35,388
                                            ======       =======      =======

                See accompanying notes to financial statements.

                          CAREMARK INTERNATIONAL INC.
                          NEPHROLOGY SERVICES BUSINESS
    MONTH ENDED DECEMBER 31, 1993 AND YEARS ENDED DECEMBER 31, 1994 AND 1995

                    STATEMENTS OF CASH FLOWS (IN THOUSANDS)

                                       FOR THE MONTH FOR THE YEAR FOR THE YEAR
                                           ENDED        ENDED        ENDED
                                       DECEMBER 31,  DECEMBER 31, DECEMBER 31,
                                           1993          1994         1995
Cash flows from operating activities:
 Net income (loss)....................    $  (114)     $     49     $(2,034)
 Adjustments for non-cash items:
  Depreciation and amortization.......        105         2,089       2,562
  Provision for doubtful accounts.....        144         1,096       1,331
  Changes in balance sheet items:
   Accounts receivable................       (369)       (4,514)     (5,269)
   Inventories........................       (102)         (377)        374
   Prepaid expenses and other current
    assets............................         (2)         (932)     (1,608)
   Accounts payable and other
    liabilities.......................        291         1,533         708
                                          -------      --------     -------
    Net cash used in operating
     activities.......................        (47)       (1,056)     (3,936)
                                          -------      --------     -------
Cash flows from investing activities:
 Purchases of property and equipment..        (20)       (2,171)     (3,354)
 Acquisitions, net of cash received...     (6,274)       (8,741)     (1,845)
                                          -------      --------     -------
    Net cash used in investing
     activities.......................     (6,294)      (10,912)     (5,199)
                                          -------      --------     -------
Cash flows from financing activities:
 Net changes in debt and lease
  obligations.........................        --            866         522
 Payments of acquisition notes........        --         (2,050)     (9,380)
 Net advances from Caremark
  International Inc...................      6,341        13,153      17,993
                                          -------      --------     -------
    Net cash provided by financing
     activities.......................      6,341        11,969       9,135
                                          -------      --------     -------
Net increase in cash..................        --              1         --
Cash at beginning of period...........        --            --            1
                                          -------      --------     -------
Cash at the end of period.............    $   --       $      1     $     1
                                          =======      ========     =======
Supplemental disclosure of cash flow
 information:
Cash paid for interest................    $   --       $    813     $   724
Non-cash items:
Notes issued for acquisitions.........    $ 8,906      $  4,671     $   --


                See accompanying notes to financial statements.

                          CAREMARK INTERNATIONAL INC.
                         NEPHROLOGY SERVICES BUSINESS

                         NOTES TO FINANCIAL STATMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Description of the business

  The accompanying financial statements comprise Caremark International Inc.'s ("Caremark" or the "Company") Nephrology Services Business ("Nephrology Services" or the "business") consisting of the Regional Kidney Disease Program ("RKDP") (purchased on December 1, 1993) and Chabot Dialysis Clinic ("Chabot") (purchased on May 31, 1994). Nephrology Services operates kidney dialysis centers and provides related dialysis services in and around Minnesota, South Dakota, North Dakota and Oakland, California.

 Basis of presentation

  The accompanying financial statements reflect the "carve-out" financial position, results of operations and cash flows of Nephrology Services for the periods presented. The financial statements have been prepared as if Nephrology Services had operated as a stand-alone entity for all periods presented, and include those assets, liabilities, revenues and expenses directly attributable to the Nephrology Services operations. Certain corporate general and administrative expenses of Caremark International Inc. have been allocated to the business on various bases which, in the opinion of management, are reasonable. However, such expenses are not necessarily indicative of, and it is not practical for management to estimate, the nature and level of expenses which might have been incurred had the business been operating as a separate company. The financial information included herein does not necessarily reflect what the financial position or results of operations of Nephrology Services would have been had it operated as a stand-alone entity during the periods covered, and may not be indicative of future operations or financial position.

  The summary of significant accounting policies is presented to assist the reader in understanding and evaluating the financial statements. These policies are in conformity with generally accepted accounting principles and have been consistently applied in all material respects. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Principles of consolidation

  The financial statements include the accounts of the Nephrology Services businesses. All material intercompany accounts and transactions have been eliminated in consolidation.

 Net revenues and accounts receivable allowances

  Revenues are recognized when services and related products are provided to patients.

  Net revenues consist primarily of dialysis patient care revenues which are reported at the amounts expected to be realized from patients, third-party payors and others for services provided. Receivables which are deemed uncollectible are reflected in bad debt expense as a component of operating expenses in the statements of operations and business equity.

  Medicare and Medicaid programs generally reimburse the business under prospective payment systems at amounts different from the business' established rates. Revenues under these programs are generally recognized at prospective rates which are subject to annual adjustments by Federal and state agencies. The business bills all other nongovernment third-party payors at established rates, many of which are discounted.

                          CAREMARK INTERNATIONAL INC.
                         NEPHROLOGY SERVICES BUSINESS

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  The business provides credit, in the normal course of business, to patients from (i) the federal and state governments under the Medicare and Medicaid programs representing approximately 64% and 69% of their dialysis revenue in fiscal years 1994 and 1995, respectively, and approximately 50% and 54% of their net accounts receivable at December 31, 1994 and 1995, respectively, and
(ii) private pay payors including insurance companies, private carriers and other third-party payors.

  Management does not believe that there are any significant credit risks associated with receivables from governmental agencies. The remaining net receivable balance consists of receivables from various payors, subject to differing economic conditions, and do not represent any concentrated credit risks to the business. Furthermore, management continually monitors and adjusts its reserves and allowances associated with these receivables as necessary.

 Inventories

  Inventories are stated at the lower of cost (first-in first-out) or market and consist principally of drugs and dialysis related supplies.

 Property and equipment

  Property and equipment are carried at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is recognized on the straight-line method over the estimated useful lives of the assets.

  Depreciable lives of property and equipment are as follows:

                                  ASSET                                 LIFE
      Leasehold improvements........................................ 5-10 years
      Equipment..................................................... 5-7 years
      Furniture and fixtures........................................ 5-7 years

 Goodwill and other intangibles

  Goodwill represents the excess of consideration paid for businesses acquired in purchase transactions over the fair value of net assets acquired and is amortized substantially over 40 years. Other intangible assets of $652,000 and $1,724,000 as of December 31, 1994 and 1995, respectively, are amortized on a straight-line basis over the lesser of their legal or estimated useful lives. As of December 31, 1994 and 1995, intangible assets, including goodwill, are stated net of accumulated amortization of $400,000 and $867,000, respectively.

  The Company reviews the carrying value of intangibles and other long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. This review is performed by comparing estimated undiscounted future cash flows from use or sale of the asset to the recorded value of the asset.

 Fair value of financial instruments

  Financial instruments of the business primarily consist of receivables, payables, and debt obligations. The carrying value of these financial instruments approximated fair value at year-end.

 Sundry expense

  Sundry expense primarily consists of interest expense.

                          CAREMARK INTERNATIONAL INC.
                         NEPHROLOGY SERVICES BUSINESS

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 Income taxes

  Nephrology Services' operations have been included in Caremark International Inc.'s consolidated U.S. federal and state income tax returns. The provision for income taxes shown in the accompanying financial statements has been determined as if the business had filed separate tax returns under its existing legal structure for the periods presented. All U.S. income taxes, including deferred taxes, are settled with Caremark on a current basis through the "Net advances from Caremark International Inc." account.

  Income tax expense is based on pre-tax income for financial reporting purposes, adjusted for the effects of permanent differences between such income and that reported for tax return purposes. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities as measured by the enacted tax rates which are expected to be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.

2.  ACQUISITIONS

  During 1995, the business acquired 100% interest in an acute dialysis service partnership. On May 31, 1994, the business acquired substantially all of the assets of Chabot Dialysis Clinic, Inc., San Leandro Dialysis Inc., East Bay Peritoneal Dialysis, Inc., Dublin Dialysis Center and Union City Dialysis Center (collectively "Chabot"). Regional Kidney Disease Program ("RKDP") was acquired by the business on December 1, 1993. All acquisitions have been accounted for using the purchase method of accounting and, accordingly, the aggregate purchase price was allocated to assets and liabilities acquired based on their fair values at the date of acquisition.

  The results of operations of these clinics have been included in the results of operations from the effective date of the acquisition. The following unaudited pro forma results of operations of the business give effect to the acquisitions as if the Chabot acquisition had occurred on January 1, 1994 and the RKDP acquisition had occurred on January 1, 1993 (in thousands):

                                                                 1993    1994
      Net revenues............................................. $31,006 $44,357
      Income before income taxes...............................   3,059     637
      Net income...............................................   1,799     375

  The above pro forma information is not necessarily indicative of the results of operations that would have occurred had the acquisition been made as of January 1, 1994 or of the results which may occur in the future.

  Information with respect to the clinics acquired in 1993 and 1994 was as follows (in thousands):

                                                                  1993    1994
      Cash paid (net of cash acquired).......................... $ 6,774 $ 8,029
      Notes issued..............................................   8,906   4,671
      Liabilities assumed.......................................   1,578     391
                                                                 ------- -------
                                                                  17,258  13,091
      Fair value of assets acquired.............................  10,453   2,486
                                                                 ------- -------
      Cost in excess of fair value of net assets acquired....... $ 6,805 $10,605
                                                                 ======= =======

                          CAREMARK INTERNATIONAL INC.
                         NEPHROLOGY SERVICES BUSINESS

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
3.  PROPERTY AND EQUIPMENT

  Property and equipment comprise the following (in thousands):

                                                                1994     1995
      Buildings and leasehold improvements.................... $ 2,816  $ 3,762
      Machinery and other equipment...........................   6,470    7,950
      Software................................................      23       40
      Construction in progress................................     541    1,385
                                                               -------  -------
                                                                 9,850   13,137
      Less accumulated depreciation and amortization..........  (1,784)  (4,040)
                                                               -------  -------
        Net property and equipment............................ $ 8,066  $ 9,097
                                                               =======  =======

4.  LONG-TERM DEBT

  Long-term debt comprise the following (in thousands):

                                                                1994     1995
      Promissory notes........................................ $11,893  $ 3,014
      Less current portion....................................  (3,841)  (1,910)
                                                               -------  -------
      Long-term debt.......................................... $ 8,052  $ 1,104
                                                               =======  =======

  Promissory notes in the face amount of $10,000,000 were executed pursuant to the acquisition of RKDP on December 1, 1993. Interest is calculated at 10% per annum. The promissory notes were due 1994 through 1998 in annual installments of $2,000,000. On October 16, 1995, the business voluntarily prepaid the outstanding principal amount, together with accrued and unpaid interest, of $7,300,000.

  Promissory notes in the face amount of $5,269,000 were executed pursuant to the acquisition of Chabot on May 31, 1994. Interest is calculated at 7% per annum. As of December 31, 1995, the notes are due $2,107,000 on May 31, 1996 and $1,053,800 on May 31, 1997.

  Interest expense of $813,000 and $724,000 for fiscal years 1994 and 1995, respectively.

5.  LEASES

  The business leases certain facilities and equipment under operating leases expiring at various dates. Most of the operating leases contain renewal options. Total rent expense under operating leases approximated $71,000, $2,005,000 and $2,610,000 for the month ended December 31, 1993 and for fiscal years 1994 and 1995, respectively.

  Future minimum lease payments under noncancelable leases as of December 31, 1995 are summarized as follows (in thousands):

      1996.............................................................. $1,339
      1997..............................................................  1,250
      1998..............................................................  1,197
      1999..............................................................    887
      2000..............................................................    907
      Thereafter........................................................  2,588
                                                                         ------
      Total obligations and commitments................................. $8,168
                                                                         ======

                          CAREMARK INTERNATIONAL INC.
                         NEPHROLOGY SERVICES BUSINESS

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

6.  PROFIT SHARING PROGRAMS

  The employees of Chabot are eligible to participate in a qualified 401(k) and profit sharing plan sponsored by Chabot. Participants may contribute up to 15% of their annual compensation to the plan and Chabot matches the participants' contributions up to 2.5% of compensation. In addition, Chabot can make a discretionary profit sharing contribution.

  The employees of RKDP are eligible to participate in a qualified profit sharing plan sponsored by the clinic. Participants may make pre-tax contributions of up to 12% of their eligible compensation to the plan and RKDP matches the participants' contributions up to 3% of compensation. In addition, RKDP will make a contribution of up to 3% of compensation based on years of service to all eligible employees.

  Profit sharing expense of $389,000 and $379,000 was recorded for fiscal years 1994 and 1995.

7.  INCOME TAXES

  Income tax expense for the indicated years consists of the following (in thousands):

                                                          1993   1994   1995
      Current:
       Federal........................................... $(205) $(66) $  (991)
       State and local...................................   (36)  (11)    (175)
                                                          -----  ----  -------
      Current income tax benefit.........................  (241)  (77)  (1,166)
                                                          -----  ----  -------
      Deferred:
       Federal...........................................   137   102     (194)
       State and local...................................    24    18      (34)
                                                          -----  ----  -------
      Deferred income tax expense (benefit)..............   161   120     (228)
                                                          -----  ----  -------
      Income tax expense (benefit)....................... $ (80) $ 43  $(1,394)
                                                          =====  ====  =======

  Income tax expense applicable to pre-tax income for financial reporting purposes differs from income tax expense calculated by using the U.S. federal income tax rate primarily due to state and local taxes.

  All income taxes related to the business have been paid by Caremark.

8.  RELATED PARTY TRANSACTIONS

  The business participates in a centralized cash management program administered by Caremark. Advances from Caremark International Inc. or excess cash sent to Caremark have been treated as an adjustment to Business Equity. No interest has been charged on this balance. Intercompany receivables and payables have historically been settled in the normal course of business, usually within 90 days, and are not interest bearing. The net intercompany balance has been included in the balance sheet as "Business Equity".

Caremark has provided to Nephrology Services certain legal, treasury, regulatory and insurance benefits. Charges for these services to Nephrology Services have been based on allocation of Caremark's actual direct and indirect costs using varying allocation methods designed to estimate the actual costs incurred by Caremark to render these services to the business. The allocation methods used are as follows:

  LEGAL--Estimated internal payroll and other direct costs of employees directly performing services on behalf of the business as well as external legal fees incurred on behalf of the business.

                          CAREMARK INTERNATIONAL INC.
                         NEPHROLOGY SERVICES BUSINESS

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  TREASURY--Bank fees based on estimated units of activity.

  INSURANCE--Estimated based on the business' historical loss ratios.

  BENEFITS--Estimated based on the business' payroll as a percentage of Caremark's total payroll.

  FACILITIES AND ADMINISTRATIVE SERVICES--The cost of shared facilities and related administrative services are allocated based on the percentage of square footage occupied by the business.

  The allocation methodology is consistent with the method used by Caremark to allocate the cost of similar services to its other business units. No costs were allocated for the month ended December 31, 1993. The allocated costs of these services as reflected as general and administrative expenses in the statements of operations and business equity were $172,000 and $722,000 in fiscal years 1994 and 1995, respectively. No provisions have been made for possible incremental costs that may have been incurred had Nephrology Services operated as a stand-alone entity for the periods presented.

9.  CONTINGENCIES

  The business is subject to various commitments, claims and routine litigation arising in the ordinary course of business. Based on the advice of counsel, management does not believe that the ultimate resolution of these matters individually or in the aggregate will have a material adverse effect on the business or its income, cash flows or financial condition.

10.  SUBSEQUENT EVENTS

  Subsequent to December 31, 1995, Caremark has entered into an agreement to sell substantially all of the assets, other than cash, and certain liabilities of its Nephrology Services Business to Total Renal Care, Inc., a subsidiary of Total Renal Care Holdings, Inc. for cash consideration. The transaction is expected to close in March 1996.

--------------------------------------------------------------------------------

NEW WEST DIALYSIS CLINICS, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 1996

--------------------------------------------------------------------------------


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Total Renal Care Holdings, Inc.


In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of New West Dialysis Clinics, Inc. at December 31, 1996 and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Seattle, Washington
June 18, 1997

NEW WEST DIALYSIS CLINICS, INC.

BALANCE SHEET

---------------------------------------------------------------------------------------

                                                          DECEMBER 31,      MARCH 31,
                                                               1996          1997
                                                                           (unaudited)
ASSETS

Cash                                                      $   65,980       $    4,036
Patient accounts receivables, less allowance for
 doubtful accounts of $184,000 and $196,000,
 respectively                                              3,791,884        4,011,791
Other receivables                                            255,233          163,959
Inventory                                                    457,420          517,415
Prepaid expenses                                              41,067           14,958
                                                          ----------       ----------

     Total current assets                                  4,611,584        4,712,159

Property and equipment                                     2,971,653        3,088,714
Notes receivable from stockholders                            61,386           61,386
Other assets                                                  42,147           41,772
                                                          ----------       ----------

                                                          $7,686,770       $7,904,031
                                                          ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                          $  857,509       $  970,951
Accrued employee compensation and benefits                   632,733          636,904
Other accrued liabilities                                    422,293          379,000
Line of credit                                               622,000          625,000
                                                          ----------       ----------

     Total current liabilities                             2,534,535        2,611,855
                                                          ----------       ----------
 Long-term debt                                              166,685           66,686
                                                          ----------       ----------
Stockholders' equity
  Common stock, no par value, 600 shares authorized,
    issued and outstanding                                    15,434           15,434
  Retained earnings                                        4,970,116        5,210,056
                                                          ----------       ----------

     Total stockholders' equity                            4,985,550        5,225,490

Commitments and contingencies (Note 8)

                                                         $7,686,770       $7,904,031
                                                         ==========       ==========

              SEE THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

NEW WEST DIALYSIS CLINICS, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS

-------------------------------------------------------------------------------------------------


                                                    YEAR ENDED             THREE MONTHS ENDED
                                                    DECEMBER 31,               MARCH 31,
                                                        1996               1996        1997
                                                                       (unaudited)  (unaudited)

Net operating revenues                                $22,883,133      $5,484,845    $5,990,377
                                                      -----------      ----------    ----------
Operating expenses
 Facilities                                            17,643,061       4,067,291     4,841,401
 General and administrative                             2,282,023         602,074       712,644
 Provision for doubtful accounts                           59,335          14,372        15,537
 Depreciation and amortization                            683,435         183,183       161,258
                                                      -----------      ----------    ----------

   Total operating expenses                            20,667,854       4,866,920     5,730,840
                                                      -----------      ----------    ----------

Operating income                                        2,215,279         617,925       259,537

Interest expense                                           65,248          18,176        16,191
Interest income                                            16,540           2,125           594
                                                      -----------      ----------    ----------

   Income before income taxes                           2,166,571         601,874       243,940

Provision for income taxes                                 34,000           9,000         4,000
                                                      -----------      ----------    ----------

   Net income                                           2,132,571         592,874       239,940

Retained earnings, at beginning of period               4,397,545       4,397,545     4,970,116

Dividends paid                                         (1,560,000)
                                                      -----------      ----------    ----------

Retained earnings, at end of period                   $ 4,970,116      $4,990,419    $5,210,056
                                                      ===========      ==========    ==========

                   SEE THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

NEW WEST DIALYSIS CLINICS, INC.

STATEMENT OF CASH FLOWS

----------------------------------------------------------------------------------------------------

                                                         YEAR ENDED           THREE MONTHS ENDED
                                                         DECEMBER 31,              MARCH 31,
                                                            1996               1996           1997
                                                                          (unaudited)    (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                               $ 2,132,571     $   592,874     $ 239,940
 Adjustments to reconcile net income
  to net cash provided from operating
  activities
   Depreciation and amortization                              683,435         183,183       161,258
   Provision for doubtful accounts                             59,335          14,372        15,537
   Change in operating assets and liabilities
     Patient accounts receivable                             (517,683)        (29,607)     (235,444)
     Other receivables                                        (17,834)         59,885        90,002
     Inventory                                                (21,590)        (33,912)      (59,995)
     Prepaid expenses                                          (6,071)         21,541        26,109
     Other assets                                             (33,500)            375           375
     Accounts payable                                        (139,862)       (288,351)      113,442
     Accrued employee compensation
       and benefits                                          (157,075)       (246,488)        4,171
     Other accrued liabilities                                122,293          84,000       (43,293)
                                                          -----------     -----------     ---------

   Net cash provided by operating
     activities                                             2,104,019         357,872       312,102
                                                          -----------     -----------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES
 Payments received on notes receivable                         60,656           1,146         1,272
 Purchase of property and equipment                          (808,179)        (25,796)     (278,319)
                                                          -----------     -----------     ---------

   Net cash used by investing
     activities                                              (747,523)        (24,650)     (277,047)
                                                          -----------     -----------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES

                        SEE THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

NEW WEST DIALYSIS CLINICS, INC.

STATEMENT OF CASH FLOWS

-----------------------------------------------------------------------------------------------------

 Principal payments on long-term debt                        (399,996)        (99,999)      (99,999)
 Proceeds from bank credit facility                         6,903,000       1,300,000       777,000
 Payments on bank credit facility                          (6,281,000)     (1,300,000)     (774,000)
 Distribution to stockholders                              (1,560,000)
                                                          -----------     -----------     ---------

   Net cash used by financing
     activities                                            (1,337,996)        (99,999)      (96,999)
                                                          -----------     -----------     ---------

Net increase (decrease) in cash                                18,500         233,223       (61,944)

Cash, beginning of period                                      47,480          47,480        65,980
                                                          -----------     -----------     ---------

Cash, end of period                                       $    65,980     $   280,703     $   4,036
                                                          ===========     ===========     =========

                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during period for interest                      $    65,248     $    18,176     $  16,191
Cash paid during period for income taxes                  $    34,000     $    -          $  -

              SEE THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

NEW WEST DIALYSIS CLINICS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------

1.   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS

     New West Dialysis Clinics, Inc. (the Company), a California corporation, operates kidney dialysis facilities and provides related medical services in Medicare certified dialysis facilities in Northern California.

     Effective April 1, 1997, Total Renal Care, Inc. ("TRC"), a wholly owned subsidiary of Total Renal Care Holdings, Inc. ("TRCH"), which operates kidney dialysis facilities throughout the United States, its possessions and the United Kingdom, purchased all of the assets (except cash and accounts receivable), properties, and rights of the Company as discussed in
     Note 10.

     NET OPERATING REVENUES

     Revenues are recognized when services and related products are provided to patients in need of ongoing life sustaining kidney dialysis treatments. Operating revenues consist primarily of dialysis and ancillary fees from patient treatments. These amounts are reported at the amount expected to be realized from governmental and third party payors, patients and others for services provided. Receivables which are deemed uncollectible are reflected in the provision for doubtful accounts as a component of operating expenses in the statement of income.

     Medicare and Medicaid programs funded by the U.S. Government generally reimburse the Company under prospective payment systems at amounts different from the Company's established private rate. Revenues under these programs are generally recognized at prospective rates which are subject to periodic adjustment by federal and state agencies. The Company bills non-government third-party payors at established private rates. The Company has contracts for the provision of dialysis services to members of certain managed care organizations.

     The Company provides credit, in the normal course of business, to patients from (i) the federal and state government under the Medicare and Medicaid programs representing approximately 70% of its dialysis revenue in 1996, and (ii) private pay payors including insurance companies, private carriers and other third party payors.

     Management does not believe that there are any significant credit risks associated with receivables from governmental agencies. The remaining net receivable balance consists of receivables from various payors, subject to differing economic conditions, and are not believed to represent any concentrated credit risks to the Company. Furthermore, management adjusts reserves associated with these receivables as necessary.

     INVENTORY

     Inventory, consisting of medical supplies, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

NEW WEST DIALYSIS CLINICS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. The policy of the Company is to provide the depreciation over the estimated useful lives of the assets or leasehold term, if shorter using the straight-line method. The estimated useful lives range from 5 to 10 years.

     INCOME TAXES

     The Company, with the consent of its stockholders, elected under the Internal Revenue and California tax codes to be an S corporation effective December 1, 1986. For federal income tax purposes, in lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Accordingly, no provision or liability for federal income taxes has been included in the financial statements. The State of California taxes S corporations at a rate of 1.5% of taxable income, which has been provided in the financial statements.

     CONCENTRATION OF CREDIT RISK

     The Company is potentially subject to credit risk due to the concentration of accounts receivable from patients covered by Medicare and MediCal. The amounts due from these sources represented approximately 75% of the total accounts receivable at December 31, 1996.

     FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, accounts receivable, notes receivable, accounts payable, employee compensation and benefits, and other accrued liabilities. These balances, as presented in the financial statements at December 31, 1996, approximate their fair value. The Company's $1,000,000 credit facility, of which $622,000 was outstanding as of December 31, 1996, and notes payable reflect fair value as they are subject to fees and rates competitively determined in the marketplace.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     UNAUDITED FINANCIAL STATEMENTS

     The information presented as of March 31, 1997, and for the three months ended March 31, 1997 and 1996, has not been audited. In the opinion of management, the unaudited balance sheet and the unaudited statements of income and cash flows include all adjustments, consisting solely of normal recurring adjustments, necessary to present fairly the Company's balance sheet as of March 31, 1997, and the Company's results of operations and cash flows for the three months ended March 31, 1997 and 1996. The interim results of operations are not necessarily indicative of results which may occur for the full fiscal year.

NEW WEST DIALYSIS CLINICS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------

2.      OTHER RECEIVABLES

        Other receivables at December 31, 1996 consist of the following:


        Rebates receivable                                                                    238,368
        Advances to stockholders                                                                2,865
        Current portion of notes receivable from stockholders                                  14,000
                                                                                          -----------

                                                                                          $   255,233
                                                                                          ===========

3.      PROPERTY AND EQUIPMENT

        Property and equipment at December 31, 1996 consists of the following:

        Medical equipment                                                                 $ 3,843,571
        Leasehold improvements                                                              2,969,479
        Office furniture and equipment                                                      1,278,454
        Vehicles                                                                              105,615
        Construction in progress                                                              611,448
                                                                                          -----------

                                                                                            8,808,567

        Less:  Accumulated depreciation                                                    (5,836,914)
                                                                                          -----------
                                                                                          $ 2,971,653
                                                                                          ===========

4.      NOTES RECEIVABLE FROM STOCKHOLDERS

        Notes receivable from stockholders at December 31, 1996 consist of the following:

        Note receivable from stockholder, quarterly
         instalments of $2,840, including interest at
         10%, maturing January 2000, unsecured                                            $    29,130

        Notes receivable from stockholder, in varying
         instalments with interest ranging from 10% to
         10.5%, due dates ranging from on demand
         through 2000, unsecured                                                               46,256
                                                                                          -----------

                                                                                               75,386

        Less:  Current portion                                                                (14,000)
        ----                                                                              ------------

                                                                                          $     61,386
                                                                                          ============

NEW WEST DIALYSIS CLINICS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------


5.   LINE OF CREDIT

     The Company has available a line-of-credit agreement for borrowing up to $1,000,000. Interest is .5% above prime rate and amounts borrowed are due on demand. The agreement is secured by trade receivables, inventory, property and equipment, and is guaranteed by the stockholders of the Company. The Company had borrowings outstanding of $622,000 at December 31, 1996.

6.   OTHER ACCRUED LIABILITIES

     Other accrued liabilities at December 31, 1996 consist of the following:

     Accrued profit-sharing contribution      $300,000
     Refunds due patients or payors            122,293
                                              --------

                                              $422,293
                                              ========
7.   LONG-TERM DEBT

     Long-term debt consists of a note payable of $166,685 at December 31, 1996. The note is payable at $33,333 per month plus interest at .75% above the bank prime rate, and is due August 1998. The Company has made advanced payments in excess of the amount due during 1997, therefore, the balance is classified as long-term on the balance sheet. The note is secured by trade receivables, inventory, property and equipment, and personal guarantees of the stockholders.

8.   COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

     The Company is obligated under equipment, office and clinical facility leases which have been classified as operating leases. The terms of the leases require monthly payments ranging from $1,091 to $19,872, are noncancellable and expire at various dates ranging from March 1997 through June 2005. The Company is responsible for substantially all costs associated with maintenance, taxes, insurance and utilities for the facility leases.

     Minimum rentals under these leases are as follows for the years ending December 31:

       1997                    $  811,189
       1998                       776,271
       1999                       637,391
       2000                       529,201
       2001                       176,410
       Thereafter                 295,357
                               ----------

                               $3,225,819
                               ==========

NEW WEST DIALYSIS CLINICS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------

     Total rent expense under these leases was $859,049 for the year ended December 31, 1996.

     The stockholders of the Company have a minority interest in a limited partnership which owns one of the primary office facilities leased by the Company. Rents paid to this partnership were $277,532 for the year ended December 31, 1996.

     The Company is subject to various claims and lawsuits in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

9.   RETIREMENT PLAN

     The Company has established a profit-sharing plan covering substantially all full-time employees. Contributions are made to the plan at the discretion of the Company's Board of Directors up to a maximum of 15% of eligible compensation. The Company contribution for the year ended December 31, 1996 was $300,000.

10.  SUBSEQUENT EVENTS

     Effective February 1, 1997, the Company entered into an Interim Operating Management Agreement (the Management Agreement) whereby Total Renal Care Holdings, Inc. (TRCH) agreed to provide the Company with management, consulting and advisory services with respect to personnel, operational policies, equipment and improvements, billing, accounting, funds management and other advice as agreed between TRCH and the Company. The Management Agreement remained in effect until the date that TRCH acquired substantially all of the Company's assets. TRCH received a fee equal to the operating income of the Company for the period the Management Agreement was in effect. In April 1997, the Company entered into an Asset Purchase Agreement (Purchase Agreement) to sell all of the assets (except cash and accounts receivable), properties and rights of the Company to Total Renal Care, Inc. (TRC), a subsidiary of TRCH. Under the Purchase Agreement, TRC assumed only accounts payable and contracts incurred within the ordinary course of business. TRC did not assume, and is not liable for any other debt, obligations, or liabilities of the Company.

MICHIGAN KIDNEY CENTERS
THE COMBINED FINANCIAL STATEMENTS OF
SOUTHFIELD DIALYSIS FACILITY, P.C.,
NORTH OAKLAND DIALYSIS FACILITY, P.C.,
MACOMB KIDNEY CENTER, P.C., and
NOVI KIDNEY CENTER, P.C.
DECEMBER 31, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Total Renal Care Holdings, Inc.


In our opinion, the accompanying combined balance sheet and the related combined statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Michigan Kidney Centers (the combined financial statements of Southfield Dialysis Facility, P.C., North Oakland Dialysis Facility, P.C., Macomb Kidney Center, P.C., and Novi Kidney Center, P.C.; collectively the Company) at December 31, 1996 and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP
Seattle, Washington
November 20, 1997


MICHIGAN KIDNEY CENTERS

COMBINED BALANCE SHEET
------------------------------------------------------------------------------------
                                                     DECEMBER 31,     MARCH 31,
                                                       1996             1997
                                                                     (unaudited)
ASSETS

Cash                                                 $  392,744      $   490,518
Patient accounts receivable, less allowance for
 doubtful accounts of $321,417 and $307,536,
 respectively                                         2,921,250        2,572,152
Due from related parties                                 40,618          423,829
Other receivables                                        83,337           27,347
Inventory                                               245,987          176,413
Prepaid expenses                                        114,821           66,074
                                                     ----------      -----------

  Total current assets                                3,798,757        3,756,333

Property and equipment, net                           3,225,415        3,193,525
Deposits                                                 32,202           32,202
Other assets                                            136,280          181,549
                                                     ----------      -----------
                                                     $7,192,654      $ 7,163,609
                                                     ==========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                     $  413,511       $  869,392
Accrued employee compensation and benefits              258,114          166,067
Other accrued liabilities                                60,890           30,819
Line of credit                                          248,570          248,570
Current portion of long-term debt                       602,485          710,636
Current portion of note payable to stockholders                          230,000
Current portion of capital lease obligations             31,002
                                                     ----------      -----------
  Total current liabilities                           1,614,572        2,255,484
                                                     ----------      -----------
Long-term debt, less current portion                  1,354,384        1,194,047
Note payable to stockholders                            230,000
Capital lease obligations, less current portion          58,753
                                                     ----------      -----------
                                                      1,643,137        1,194,047
                                                     ----------      -----------

Stockholders' equity
 Common stock                                           627,000          627,000
 Retained earnings                                    3,307,945        3,087,078
                                                     ----------      -----------
  Total stockholders' equity                          3,934,945        3,714,078

Commitments and contingencies (Note 8)
                                                     ----------      -----------
                                                     $7,192,654        $7,163,609
                                                     ==========        ==========

         SEE THE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.


MICHIGAN KIDNEY CENTERS

COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
---------------------------------------------------------------------------------------------

                                                 YEAR ENDED           THREE MONTHS ENDED
                                                 DECEMBER 31,              MARCH 31,
                                                     1996             1996          1997
                                                                   (unaudited)  (unaudited)

Net operating revenues                             $13,729,945      $3,099,373    $3,599,803
                                                   -----------      ----------    ----------
Operating expenses
 Facilities                                         10,829,118       2,496,104     2,770,576
 General and administrative                            681,278         156,607       174,590
 Provision for doubtful accounts                        26,940           9,659         9,305
 Depreciation and amortization                         606,487         130,501       139,369
                                                   -----------      ----------    ----------

   Total operating expenses                         12,143,823       2,792,871     3,093,840
                                                   -----------      ----------    ----------

Operating income                                     1,586,122         306,502       505,963

Interest expense                                      (265,195)        (46,284)      (57,453)
Interest income                                         56,204           9,012         7,820
Other income (expense)                                 184,689           3,482        (1,268)
                                                   -----------      ----------    ----------

   Income before income taxes                        1,561,820         272,712       455,062

Provision for income taxes                              47,154          11,789        15,929
                                                   -----------      ----------    ----------

   Net income                                        1,514,666         260,923       439,133

Retained earnings, beginning of period               3,693,279       3,693,279     3,307,945

Dividends paid                                      (1,900,000)       (200,000)     (660,000)
                                                   -----------      ----------    ----------

Retained earnings, end of period                   $ 3,307,945      $3,754,202    $3,087,078
                                                   ===========      ==========    ==========


         SEE THE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.


MICHIGAN KIDNEY CENTERS

COMBINED STATEMENT OF CASH FLOWS
---------------------------------------------------------------------------------------------------------


                                                              YEAR ENDED            THREE MONTHS ENDED
                                                              DECEMBER 31,              MARCH 31,
                                                                 1996             1996           1997
                                                                               (unaudited)  (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                  $ 1,514,666      $  260,923    $  439,133
 Adjustments to reconcile net income
  to net cash provided from operating
  activities
   Depreciation and amortization                                 606,487         130,501       139,369
   Change in operating assets and liabilities
     Patient accounts receivable                                (365,470)        410,182       349,098
     Due from related parties                                     11,328           9,773      (383,211)
     Other receivables                                            (8,553)        (24,878)       55,990
     Inventory                                                  (121,383)         (5,299)       69,574
     Prepaid expenses                                            (32,755)         22,504        48,747
     Other assets                                                (56,074)        (91,427)      (45,269)
     Deposits                                                      3,262
     Accounts payable                                            172,324         763,104       455,881
     Accrued employee compensation
       and benefits                                               59,941         (62,220)      (92,047)
     Other accrued liabilities                                    (5,223)        (66,349)      (30,071)
                                                             -----------      ----------    ----------

   Net cash provided by operating
     activities                                                1,778,550       1,346,814     1,007,194
                                                             -----------      ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment                             (951,040)       (655,341)     (107,479)
                                                             -----------      ----------    ----------

   Net cash used by investing
     activities                                                 (951,040)       (655,341)     (107,479)
                                                             -----------      ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Principal payments on long-term debt                           (583,514)        (81,657)     (141,941)
 Proceeds from bank credit facility                              110,419
 Proceeds from long-term notes payable                         1,046,419         673,412
 Distribution to shareholders                                 (1,900,000)       (200,000)     (660,000)
                                                             -----------      ----------    ----------

   Net cash used by financing
     activities                                               (1,326,676)        391,755      (801,941)
                                                             -----------      ----------    ----------

Net increase (decrease) in cash                                 (499,166)      1,083,228        97,774

Cash, beginning of period                                        891,910         891,910       392,744
                                                             -----------      ----------    ----------

Cash, end of period                                          $   392,744      $1,975,138    $  490,518
                                                             ===========      ==========    ==========

       SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during period for interest                         $   242,892      $   47,920    $   67,599
Cash paid during period for income taxes                     $    46,621      $             $   16,061

         SEE THE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.

MICHIGAN KIDNEY CENTERS

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS

     Michigan Kidney Centers (the Company) operates kidney dialysis facilities and provides related medical services in Medicare certified dialysis facilities in the Detroit Metropolitan area. The Company comprises the following entities: Southfield Dialysis Facility, P.C., North Oakland Facility, P.C., Macomb Kidney Center, P.C. and Novi Kidney Centers, P.C.

     Effective April 30, 1997, Total Renal Care, Inc. (TRC), a wholly owned subsidiary of Total Renal Care Holdings, Inc. (TRCH), which operates kidney dialysis facilities throughout the United States, its possessions and the United Kingdom, purchased certain assets and liabilities of the Company as discussed in Note 8.

     BASIS OF PRESENTATION

     The combined financial statements include the accounts of Southfield Dialysis Facility, P.C., North Oakland Dialysis Facility, P.C., Macomb Kidney Center, P.C. and Novi Kidney Center, P.C. The Center's financial statements are combined as a result of common ownership. However, each of the four facilities are separate legal entities. All significant intercompany transactions and balances between these entities have been eliminated upon combination.

     NET OPERATING REVENUES

     Revenues are recognized when services and related products are provided to patients in need of ongoing life sustaining kidney dialysis treatments. Operating revenues consist primarily of dialysis and ancillary fees from patient treatments. These amounts are reported at the amount expected to be realized from governmental and third party payors, patients and others for services provided. Receivables which are deemed uncollectible are reflected in the provision for doubtful accounts as a component of operating expenses in the statement of income.

     Medicare and Medicaid programs funded by the U.S. Government generally reimburse the Company under prospective payment systems at amounts different from the Company's established private rate. Revenues under these programs are generally recognized at prospective rates which are subject to periodic adjustment by federal and state agencies. The Company bills nongovernment third party payors at established private rates. The Company has contracts for the provision of dialysis services to members of certain managed care organizations.

     The Company provides credit, in the normal course of business, to patients from (i) federal and state governments under Medicare and Medicaid programs representing approximately 85% of its dialysis revenue in 1996, and (ii) private pay payors including insurance companies, private carriers and other third party payors.

     Management does not believe that there are any significant credit risks associated with receivables from governmental agencies. The remaining net receivable balance consists of receivables from various payors, subject to differing economic conditions, and are not believed to represent any concentrated credit risks to the Company. Furthermore, management adjusts reserves associated with these receivables as necessary.

MICHIGAN KIDNEY CENTERS

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    INVENTORY

    Inventory, consisting of medical supplies, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. The policy of the Company is to provide depreciation over the lesser of the estimated useful lives of the assets or the lease term using an accelerated method. The estimated useful lives range from five to seven years.

    INCOME TAXES

    The Company, with the consent of its stockholders, elected under the Internal Revenue and Michigan tax codes to be an S corporation effective December 1, 1986. For federal income tax purposes, in lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Accordingly, no provision or liability for federal income taxes has been included in the financial statements. The Company provides for the single business tax imposed by the state of Michigan.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable, accrued liabilities, stockholder loans and other debt obligations. These balances, as presented in the financial statements at December 31, 1996, approximate their fair value. The Company's credit facility and long-term debt reflect fair value as they are subject to fees and rates competitively determined in the marketplace.

    STOCKHOLDERS' EQUITY

    Retained earnings represent undistributed earnings of the companies, which are all S corporations. The following summarizes the capital structure of the combined entities:


                                                                 SHARES
                                                  SHARES        ISSUED AND
                                                AUTHORIZED     OUTSTANDING   PAR VALUE    AMOUNT

    Southfield Dialysis Facility, P.C.             50,000         1,000     $  1.00   $  1,000
    North Oakland Dialysis Facility, P.C.          50,000         1,000        1.00      1,000
    Macomb Kidney Center, P.C.                     10,000         2,000      112.50    225,000
    Novi Kidney Center, P.C.                       10,000         4,000                400,000
                                                  -------         -----               --------

                                                  120,000         8,000               $627,000
                                                  =======         =====               ========

MICHIGAN KIDNEY CENTERS

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     UNAUDITED FINANCIAL STATEMENTS

     The information presented as of March 31, 1997, and for the three months ended March 31, 1997 and 1996, has not been audited. In the opinion of management, the unaudited financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary to present fairly the Company's financial position as of March 31, 1997, and the Company's results of operations and cash flows for the three months ended March 31, 1997 and 1996.

2.   OTHER RECEIVABLES

     Other receivables at December 31, 1996 consist of the following:


     Rebates receivable                                    $ 76,850
     Other                                                    6,487
                                                           --------

                                                           $ 83,337
                                                           ========

3.   PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1996 consists of the following:

     Medical equipment                                     $ 1,736,602
     Leasehold improvements                                  3,152,384
     Office equipment                                          199,220
     Furniture and fixtures                                    437,463
     Vehicles                                                   21,087
                                                           -----------

                                                             5,546,756

     Less:  Accumulated depreciation                        (2,321,341)
                                                           -----------

                                                           $ 3,225,415
                                                           ===========

     Assets under capital lease were $160,187 with accumulated depreciation of $97,560 at December 31, 1996.

MICHIGAN KIDNEY CENTERS

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4.   LINE OF CREDIT

     The Company has available a line-of-credit agreement for borrowing up to $1,350,000. The borrowings bear interest at .5% over prime (8.25% at December 31, 1996) and are payable on demand. The agreement is secured by patient receivables, inventory, property and equipment, and is guaranteed by the stockholders of the Company. The Company had borrowings outstanding of $248,570 at December 31, 1996.

5.   OTHER ACCRUED LIABILITIES

     Other accrued liabilities at December 31, 1996 consists of the following:


     Interest                                                                  $   51,393
     Payroll taxes                                                                  3,425
     City and state taxes                                                           6,072
                                                                               ----------

                                                                               $   60,890
                                                                               ==========

6.   LONG-TERM DEBT

     Long-term debt at December 31, 1996 consists of the following:

     Notes payable - Bank, payable in monthly instalments,
      bearing interest ranging from 8.91% to 10.5% per annum,
      maturing October 1997 through October 2001. The notes
      are secured by equipment.                                                $1,440,377

     Notes payable - Bank, payable in monthly instalments,
      bearing interest at 9.19% per annum, maturing March
      through  May of 2000.  The notes are secured by leasehold
      improvements.                                                               506,840

     Note payable - Bank, payable in monthly instalments,
      bearing interest at 9.75% per annum, maturing May 1998.
      The loan is secured by a vehicle (Note 3).                                    9,652
                                                                               ----------

                                                                                1,956,869

     Less:  Current portion                                                      (602,485)
                                                                               ----------

     Long-term debt                                                            $1,354,384
                                                                               ==========

MICHIGAN KIDNEY CENTERS

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Principal maturities of long-term debt are as follows for the years ending December 31:


       1997                       $  602,485
       1998                          448,662
       1999                          417,946
       2000                          313,778
       2001                          173,998
                                  ----------
                                  $1,956,869
                                  ==========

7.   COMMITMENTS AND RELATED PARTY TRANSACTIONS

     The Company is obligated under equipment, office and clinical facility leases which have been classified as operating leases. The leases are noncancellable and expire at various dates ranging from December 1997 through June 2006. The Company is responsible for substantially all costs associated with maintenance, taxes, insurance and utilities for the facility leases. The Company is also obligated under various capital leases for equipment.

     Minimum payments under these leases are as follows for the years ending December 31:


                                               CAPITAL    OPERATING
                                               LEASES       LEASES

       1997                                   $ 30,998    $  448,667
       1998                                     34,226       307,133
       1999                                     35,629       300,199
       2000                                      6,886       306,030
       2001                                                  314,832
       Thereafter                                          1,049,543
                                              --------    ----------

       Total minimum lease payments            107,739    $2,726,404
                                                          ==========

       Amounts representing interest           (17,984)
                                              --------

       Present value of minimum payments        89,755

       Current portion                         (31,002)
                                              --------

                                              $ 58,753
                                              ========

     Total rent expense was $859,049 for the year ended December 31, 1996.

MICHIGAN KIDNEY CENTERS

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The Company has a minority interest in a limited partnership which owns one of the facilities leased by the Company. The investment of $68,771 is accounted for using the equity method and is included in other assets. Income from distributions was $51,858 for the year ended December 31, 1996. Rents paid to this partnership were $24,686 for the year ended December 31, 1996.

     In 1995, certain stockholders loaned $230,000 to the Company. The loans are unsecured and bear interest at 12% interest and are payable in full in February 1998. Accrued interest on the loans at December 31, 1996 was $6,938. These loans were paid in full during April 1997. As of December 31, 1997, the Company had a receivable balance of $40,618 due from a related party, Michigan Kidney Consultants, P.C., the physician's practice which refers dialysis patients to the facilities. The amount represents charges for general and administrative services.

     As of March 31, 1997, the Company had a receivable balance of $365,000 due from a related company, Brighton, P.C., which is another dialysis facility still under construction at the time. This amount was incurred during the first three months of 1997 relating to the construction and other start-up costs paid by the Michigan Kidney Centers on behalf of Brighton. This amount was paid in full during April 1997.

8.   SUBSEQUENT EVENTS

     Effective March 1, 1997, the Company entered into an Interim Operating Management Agreement (the Management Agreement) whereby Total Renal Care Holdings, Inc. (TRCH) agreed to provide the Company with management, consulting and advisory services with respect to personnel, operational policies, equipment and improvements, billing, accounting, funds management and other advice as agreed between TRCH and the Company. The Management Agreement remained in effect until the date TRCH acquired certain assets of the Company. TRCH received a fee equal to the operating income of the Company for the period the Management Agreement was in effect.

     Effective April 30, 1997, the stockholders and the Company entered into an Asset Purchase Agreement to sell all of the assets (except cash, accounts receivable, prepaid expenses, insurance policies and rebates due from vendors), properties and rights of the Company to TRC. Under the purchase agreement, TRC assumed only accounts payable and contracts incurred within the ordinary course of business. TRC did not assume and is not liable for any other debt, obligations, or liabilities of the Company.

DIALYSIS CARE
OF NORTH CAROLINA
FINANCIAL STATEMENTS
DECEMBER 31, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Total Renal Care Holdings, Inc.


In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Dialysis Care of North Carolina at December 31, 1996 and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


Price Waterhouse LLP
Phoenix, Arizona
December 12, 1997

DIALYSIS CARE OF NORTH CAROLINA

BALANCE SHEET
------------------------------------------------------------------------------

                                                     December 31,    September 30,
                                                         1996            1997
                                                                     (unaudited)
Assets
Cash                                                   $  145,964     $   72,215
Patient accounts receivables, less allowance for
 doubtful accounts of $355,813 and $80,813              2,767,954      2,635,939
Other receivables                                          35,000              -
Inventory                                                  30,000        452,202
Prepaid expenses                                           19,094         35,785
                                                       ----------     ----------
  Total current assets                                  2,998,012      3,196,141

Property and equipment, net                             4,945,508      4,875,999
Receivables from stockholders                             612,484        612,484
Other assets                                                    -         13,577
                                                       ----------     ----------
                                                       $8,556,004     $8,698,201
                                                       ----------     ----------

Liabilities and Stockholders' Equity
Current portion of long-term debt                      $1,017,144     $1,848,927
Accounts payable                                        2,055,408      2,095,354
Patient refunds payable                                   132,000              -
Accrued employee compensation and benefits                208,446         26,202
Other accrued liabilities                                  65,150              -
                                                       ----------     ----------
  Total current liabilities                             3,478,148      3,970,483

Obligations to related parties                          1,453,522      1,483,395

Long-term debt                                          1,554,151        303,514
                                                       ----------     ----------
  Total liabilities                                     6,485,821      5,757,392
                                                       ----------     ----------
Stockholders' equity
 Common stock,no par value, 1,000 shares authorized
  issued and outstanding
 Retained earnings                                      2,070,183      2,940,809
                                                       ----------     ----------
  Total stockholders' equity                            2,070,183      2,940,809
                                                       ----------     ----------
                                                       $8,556,004     $8,698,201
                                                       ==========     ==========

     The accompanying notes are an integral part of these financial statements.

DIALYSIS CARE OF NORTH CAROLINA

STATEMENT OF INCOME AND RETAINED EARNINGS
--------------------------------------------------------------------------------


                                                    Year ended          Nine months ended
                                                    December 31,           September 30,
                                                       1996            1996           1997
                                                                    (unaudited)   (unaudited)

Net operating revenues                              $17,301,269     $15,020,122     $16,484,806
                                                    -----------     -----------     -----------
Operating expenses
 Facilities                                          12,072,359       9,635,415      10,441,439
 General and administrative                           2,030,866       1,454,227       3,070,133
 Provision for doubtful accounts                        275,000         203,770         383,269
 Depreciation and amortization                        1,800,420       1,796,203       1,558,817
                                                    -----------     -----------     -----------
  Total operating expenses                           16,178,645      13,089,615      15,453,658
                                                    -----------     -----------     -----------

Operating income                                      1,122,624       1,930,507       1,031,148

Interest expense                                       (215,234)       (216,034)       (165,000)
Other income                                                  -               -           4,478
                                                    -----------     -----------     -----------
  Net income                                            907,390       1,714,473         870,626

Retained earnings, at beginning of period             1,162,793       1,162,793       2,070,183
                                                    -----------     -----------     -----------

Retained earnings, at end of period                 $ 2,070,183     $ 2,877,266     $ 2,940,809
                                                    ===========     ===========     ===========


      The accompanying notes are an integral part of these financial statements.

DIALYSIS CARE OF NORTH CAROLINA

Statement of Cash Flows
--------------------------------------------------------------------------------

                                                             YEAR ENDED                  NINE MONTHS ENDED
                                                             DECEMBER 31,                  SEPTEMBER 30,
                                                                1996                      1996           1997
                                                                                      (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities
Net income                                                  $   907,390              $ 1,714,473       $   870,626
Adjustment to reconcile net income
 to net cash provided from operating activities
  Depreciation and amortization                               1,800,420                1,796,203         1,558,817
  Provision for doubtful accounts                               275,000                  203,770           383,269
  Change in operating assets and liabilities
   Patient accounts receivable                                  350,585                  203,605          (119,254)
   Other receivables                                            (31,407)                 (14,125)           35,000
   Inventory                                                         -                  (378,541)         (422,202)
   Prepaid expenses                                              (6,974)                  56,570           (16,690)
   Other assets                                                   5,534                   (2,400)          (13,577)
   Accounts payable                                             454,846                  139,240            39,872
   Patient refunds payable                                      132,000                        -          (132,000)
   Accrued employee compensation
    and benefits                                                 43,222                   35,103          (182,244)
   Other accrued liabilities                                     42,826                   28,288           (65,150)
                                                            -----------              -----------       -----------
  Net cash provided by operating activities                   3,973,442                3,782,186         1,936,467
                                                            -----------              -----------       -----------

Cash flows used from investing activities
 Purchase of property and equipment                          (3,211,533)              (3,376,503)       (1,591,362)
                                                            -----------              -----------       -----------


Cash flows used from financing activities
 Principal payments on long-term debt                          (615,945)                (405,683)         (448,727)
 Obligations to related parties                                       -                        -            29,873
                                                            -----------              -----------       -----------
  Net cash used by financing activities                        (615,945)                (405,683)         (418,854)
                                                            -----------              -----------       -----------

Net increase (decrease) in cash                                 145,964                        -           (73,749)

Cash, beginning of period                                             -                        -           145,964
                                                            -----------              -----------       -----------

Cash, end of period                                         $   145,964              $         -       $    72,215
                                                            -----------              -----------       -----------

Supplemental disclosure of cash flow information

Cash paid during period for interest                        $   219,559              $   200,000        $  180,000
                                                            -----------              -----------       -----------

      The accompanying notes are an integral part of these financial statements.

DIALYSIS CARE OF NORTH CAROLINA

Notes to Financial Statements
--------------------------------------------------------------------------------
1.   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Dialysis Care of North Carolina (the Company), a North Carolina corporation, operates kidney dialysis facilities and provides related medical services in Medicare certified dialysis facilities in North Carolina.

     Effective December, 1997, Total Renal Care, Inc. ("TRC"), a wholly owned subsidiary of Total Renal Care Holdings, Inc. ("TRCH"), which operates kidney dialysis facilities throughout the United States, its possessions and the United Kingdom and Italy, purchased all of the assets (except cash, accounts receivable, and personal property disposed of prior to closing date), properties, and rights of the Company as discussed in Note 6.

     NET OPERATING REVENUES

     Revenues are recognized when services and related products are provided to patients in need of ongoing life sustaining kidney dialysis treatments. Operating revenues consist primarily of dialysis and ancillary fees from patient treatments. These amounts are reported at the amount expected to be realized from governmental and third party payors, patients and others for services provided. Receivables which are deemed uncollectible are reflected in the provision for doubtful accounts as a component of operating expenses in the statement of income.

     Medicare and Medicaid programs funded by the U.S. Government generally reimburse the Company under prospective payment systems at amounts different from the Company's established private rates. Revenues under these programs are generally recognized at prospective rates which are subject to periodic adjustment by federal and state agencies. The Company bills non-government third-party payors at established private rates. The Company has contracts for the provision of dialysis services to members of certain managed care organizations.

     The Company provides credit, in the normal course of business, to patients from (i) the federal and state government under the Medicare and Medicaid programs representing approximately 90% of its dialysis revenue in 1996, and (ii) private pay payors including insurance companies, private carriers and other third party payors.

     Management does not believe that there are any significant credit risks associated with receivables from governmental agencies. The remaining net receivable balance consists of receivables from various payors, subject to differing economic conditions, and are not believed to represent any concentrated credit risks to the Company. Furthermore, management adjusts reserves associated with these receivables as necessary.

     INVENTORY

     Inventory, consisting of medical supplies, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

DIALYSIS CARE OF NORTH CAROLINA

Notes to Financial Statements
--------------------------------------------------------------------------------

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. The policy of the Company is to provide depreciation over the estimated useful lives of the assets using the straight-line method. The estimated useful lives range from 3 to 10 years.

     INCOME TAXES

     The Company, with the consent of its stockholders, elected under the Internal Revenue and North Carolina tax codes to be an S corporation. For federal and state income tax purposes, in lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Accordingly, no provision or liability for federal or state income taxes has been included in the financial statements.

     CONCENTRATION OF CREDIT RISK

     The Company is potentially subject to credit risk due to the concentration of accounts receivable from patients covered by Medicare and Medicaid. The amounts due from these sources represented approximately 90% of the total accounts receivable at December 31, 1996.

     FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable, accrued employee compensation and benefits, and other accrued liabilities. These balances, as presented in the financial statements at December 31, 1996, approximate their fair value. The Company's notes payable reflect fair value as they are subject to fees and rates competitively determined in the marketplace.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     UNAUDITED FINANCIAL STATEMENTS

     The information presented as of September 30, 1997, and for the nine months ended September 30, 1997 and 1996, has not been audited. In the opinion of management, the unaudited balance sheet and the unaudited statements of income and cash flows include all adjustments, consisting solely of normal recurring adjustments, necessary to present fairly the Company's balance sheet as of September 30, 1997, and the Company's results of operations and cash flows for the nine months ended September 30, 1997 and 1996. The interim results of operations are not necessarily indicative of results which may occur for the full fiscal year.

DIALYSIS CARE OF NORTH CAROLINA

Notes to Financial Statements
--------------------------------------------------------------------------------
2.   PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1996 consists of the following:

     Land                            $  363,871
     Buildings                        2,434,662
     Equipment                        5,501,570
                                     ----------
                                      8,300,103
     Less: Accumulated depreciation   3,354,595
                                     ----------
                                     $4,945,508
                                     ==========

3.   RECEIVABLES FROM STOCKHOLDERS

     Receivables from stockholders of $612,484 at December 31, 1996 included $348,500 from Robert Hill, Sr. and $217,500 from Stephen Hill. These amounts are non-interest bearing and are due upon demand. The Company does not intend to collect during the next twelve months.


4.   OBLIGATIONS TO RELATED PARTIES

     Obligations to related parties of $1,453,522 at December 31, 1996, consist of payables to other companies related due to common shareholders, including approximately $1.4 million payable to Robert Hill Construction. These amounts are non-interest bearing and are due upon demand. Based on the related parties' representations, the Company does not expect to pay these obligations during the next twelve months.


5.   LONG-TERM DEBT

     Long-term debt consists of various notes payable aggregating $2,571,295 at December 31, 1996. The aggregate monthly payments of principal and interest for the notes payable approximate $149,000 per month. Interest rates are generally variable rates ranging from prime (8.25%) to prime +1% (9.25%). The terms of the notes vary from 35 to 83 months. Substantially all of the notes will expire during 1998 and 1999. The notes are secured by a building and medical equipment.


6.   SUBSEQUENT EVENTS

     Effective November 1, 1997, the Company entered into an Asset Purchase Agreement (Purchase Agreement) to sell all of the assets (except cash, accounts receivable and personal property disposed of prior to closing date), properties and rights of the Company to TRC, a subsidiary of TRCH. Under the Purchase Agreement, TRC assumed only accounts payable and contracts incurred within the ordinary course of business. TRC did not assume, and is not liable for any other debt, obligations, or liabilities of the Company.

THE RENAL DIALYSIS
BUSINESS OF
THE ROGOSIN INSTITUTE, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Total Renal Care Holdings, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of The Renal Dialysis Business of The Rogosin Institute, Inc. at December 31, 1996 and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the The Renal Dialysis Business' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


Price Waterhouse LLP
New York, New York
December 18, 1997

THE RENAL DIALYSIS BUSINESS OF
THE ROGOSIN INSTITUTE, INC.

BALANCE SHEET
--------------------------------------------------------------------------------

                                                                  DECEMBER 31,      SEPTEMBER 30,
                                                                      1996               1997
                                                                                     (unaudited)
ASSETS
Cash                                                                $    2,858         $    3,688
Patient accounts receivables, less
 allowance for doubtful accounts of
 $1,396,589 and $1,390,167, respectively                             4,731,588          5,518,400
Inventory                                                              210,394            169,585
Other assets                                                            62,460             49,522
                                                                    ----------         ----------

       Total current assets                                          5,007,300          5,741,195

Property and equipment (Note 3)                                      1,965,458          2,911,344
                                                                    ----------         ----------
                                                                    $6,972,758         $8,652,539
                                                                    ==========         ==========

LIABILITIES AND BUSINESS EQUITY

Current portion of long term lease (Note 4)                         $   84,393         $  115,881
Accounts payable and accrued expenses                                1,886,790          1,790,370
Accrued employee compensation and benefits                             333,083            283,374
                                                                    ----------         ----------

    Total current liabilities                                        2,304,266          2,189,625

Deferred rent (Note 4)                                                 486,675            488,403
Long term lease payable (Note 4)                                       131,005            325,258
                                                                    ----------         ----------

    Total liabilities                                                2,921,946          3,003,286
                                                                    ----------         ----------
Commitments and contingencies (Note 4)

Business equity (Note 5)                                             4,050,812          5,649,253
                                                                    ----------         ----------
                                                                    $6,972,758         $8,652,539
                                                                    ==========         ==========

              See accompanying notes to the financial statements

THE RENAL DIALYSIS BUSINESS OF
THE ROGOSIN INSTITUTE, INC.

STATEMENT OF OPERATIONS AND BUSINESS EQUITY
--------------------------------------------------------------------------------

                                              YEAR ENDED          NINE MONTHS ENDED
                                             DECEMBER 31,           SEPTEMBER 30,
                                                 1996            1996           1997
                                                             (unaudited)    (unaudited)

Net operating revenues                        $16,816,175    $12,493,092    $13,254,309
                                              -----------    -----------    -----------

Operating expenses
 Facilities                                     9,590,165      6,933,167      7,389,936
 General and administrative                     4,919,339      3,597,538      4,917,597
 Provision for doubtful accounts                  732,125        547,320        712,648
 Depreciation and amortization                    234,961        199,300        331,280
                                              -----------    -----------    -----------

   Total expenses                              15,476,590     11,277,325     13,351,461
                                              -----------    -----------    -----------

Net income (loss)                               1,339,585      1,215,767        (97,152)

Net (withdrawals) advances from Rogosin        (1,323,005)    (1,600,141)     1,695,593

Business equity, at beginning of period         4,043,232      4,043,232      4,050,812
                                              -----------    -----------    -----------

Business equity, at end of period             $ 4,050,812    $ 3,658,858    $ 5,649,253
                                              ===========    ===========    ===========

              See accompanying notes to the financial statements

THE RENAL DIALYSIS BUSINESS OF
THE ROGOSIN INSTITUTE, INC.

STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------

                                                    YEAR ENDED          NINE MONTHS ENDED
                                                   DECEMBER 31,            SEPTEMBER 30,
                                                       1996             1996           1997
                                                                    (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                                  $ 1,339,585      $ 1,215,767    $  (97,152)
 Adjustments to reconcile net income
  to net cash provided from operating
  activities
   Depreciation and amortization                        234,961          199,300       331,280
   Deferred rent escalation                               2,316            1,731         1,728
   Change in operating assets and liabilities
     Patient accounts receivable                        137,981          347,969      (786,812)
     Inventory                                          191,680           27,617        40,809
     Other assets                                        (6,891)          (5,166)       12,938
     Accounts payable and accrued expenses              155,890          163,202       (96,420)
     Accrued employee compensation
      and benefits                                      (16,291)         (53,227)      (49,709)
                                                    -----------      -----------    ----------

   Net cash provided (used) by operating
     activities                                       2,039,211        1,897,193      (643,338)
                                                    -----------      -----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES

 Purchase of property and equipment                    (697,372)          (7,264)     (898,841)
                                                    -----------      -----------    ----------

   Net cash used by investing
     activities                                        (697,372)          (7,264)     (898,841)
                                                    -----------      -----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Principal payments on capitalized leases               (78,258)         (58,136)     (152,584)
 Net (withdrawals) advances from Rogosin             (1,332,005)      (1,900,141)    1,695,593
                                                    -----------      -----------    ----------

   Net cash (used) provided by financing
     activities                                      (1,410,263)      (1,958,277)    1,543,009
                                                    -----------      -----------    ----------

Net (decrease) increase in cash                         (68,404)         (68,348)          830

Cash, beginning of period                                71,262           71,262         2,858
                                                    -----------      -----------    ----------
Cash, end of period                                 $     2,858      $     2,914    $    3,688
                                                    ===========      ===========    ==========

Supplemental disclosure of cash flow
 information
   Cash paid during period for interest             $    19,555      $    15,223    $   24,877

              See accompanying notes to the financial statements

THE RENAL DIALYSIS BUSINESS OF
THE ROGOSIN INSTITUTE, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996
-------------------------------------------------------------------------------

1.   DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The accompanying financial statements comprise The Rogosin Institute Inc.'s ("Rogosin") Dialysis Business - The Renal Dialysis Business, (the "Business"), a division of The Rogosin Institute. The Business operates three kidney dialysis facilities and provides related medical services in Medicare and Medicaid certified dialysis facilities in New York City.

     Prior to December 2, 1997, The Renal Dialysis Business represented the dialysis business of The Rogosin Institute, Inc. and its operations were included in Rogosin's financial statements. Effective December 2, 1997, TRC of New York ("TRC"), a wholly owned subsidiary of Total Renal Care Holdings, Inc. ("TRCH"), which operates kidney dialysis facilities throughout the United States, its possessions, the United Kingdom and Italy, purchased 80% of the assets, properties and the rights of The Renal Dialysis Business as discussed in Note 8. In connection with this acquisition, the Business will be contributed to a limited partnership where TRC will be the general partner (80% ownership interest) and The Rogosin Institute, Inc. will be the sole limited partner (20% ownership interest).

     BASIS OF PRESENTATION

     The accompanying financial statements reflect the "carve-out" financial position, results of operations and cash flows of The Renal Dialysis Business for the year ended December 31, 1996. The financial statements have been prepared as if The Renal Dialysis Business had operated as a stand-alone entity for all periods presented, and include those assets, liabilities, revenues and expenses directly attributable to The Renal Dialysis Business operations. Certain expenses incurred by Rogosin have been allocated to the Business on a basis which management believes represents a reasonable allocation in order to present The Renal Dialysis Business as a stand-alone entity. These allocations consist of corporate general and administrative expenses, facilities expense, and insurance expense. Corporate general and administrative expenses have been allocated based on an estimate of Rogosin personnel time dedicated to the operations and management of the Business. Facilities expense has been allocated based on square footage of space utilized. Revenues for the year represent revenues from specific treatment provided by the dialysis centers of Rogosin. Rogosin's funding of The Renal Dialysis Business' operations prior to January 1, 1996 is shown as divisional equity in the accompanying balance sheet.

     The Renal Dialysis Business financial statements represent the "carve-out" financial position, results of operations and cash flows for the periods presented. The financial information of The Renal Dialysis Business presented herein does not necessarily reflect what the financial position and results of operations of the Business would have been had it operated as a stand alone entity during the periods covered and may not be indicative of future operations or financial position.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The summary of significant accounting policies is presented below to assist the reader in understanding and evaluating the financial statements.

THE RENAL DIALYSIS BUSINESS OF
THE ROGOSIN INSTITUTE, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996
-------------------------------------------------------------------------------

     NET OPERATING REVENUES

     Revenues are recognized when services and related products are provided to patients in need of ongoing life sustaining kidney dialysis treatments. Operating revenues consist primarily of dialysis and ancillary fees from patient treatments. These amounts are reported at the amount expected to be realized from governmental and third party payors, patients and others for services provided. Receivables which are deemed uncollectible are reflected in the provision for doubtful accounts as a component of operating expenses in the statement of income.

     Medicare and Medicaid programs funded by the U.S. Government generally reimburse the Business under prospective payment systems at amounts different from the Business' established private rate. Revenues under these programs are generally recognized at prospective rates which are subject to periodic adjustment by federal and state agencies. The Business bills non-government third-party payors at established private rates. The Business has contracts for the provision of dialysis services to members of certain managed care organizations.

     The Business provides credit, in the normal course of business, to patients from (i) the federal and state government under the Medicare and Medicaid programs which represent approximately 81% of its dialysis revenue in 1996 and approximately 44% of its net accounts receivable at December 31, 1996, and (ii) private pay payors including insurance companies, private carriers and other third party payors.

     Management does not believe that there are any significant credit risks associated with receivables from governmental agencies. The remaining net receivable balance consists of receivables from various payors, subject to differing economic conditions, and are not believed to represent any concentrated credit risks to the Business. Furthermore, management adjusts reserves associated with these receivables as necessary.

     CASH

     Cash represents an imprest account used for minor disbursements (petty cash).

     INVENTORY
     Inventory, consisting of medical supplies, is stated at the lower of cost (determined using first-in, first-out method) or market.

     PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Capitalized leased assets are recorded at the present value of the minimum lease payments at the inception of the lease. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization are calculated and recorded using the straight-line method over the estimated useful lives of the assets and for capitalized leases over the lesser of the estimated useful life or lease term. The useful lives of the property and equipment are:

     Leasehold improvements           5 to 15 years
     Machinery                        5 to 15 years
     Furniture and fixtures           5 years

THE RENAL DIALYSIS BUSINESS OF
THE ROGOSIN INSTITUTE, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996
-------------------------------------------------------------------------------

     BENEFITS AND INSURANCE

     Estimated amounts are accrued for claims incurred but not reported (IBNR), based on Rogosin's specific experience, relative to the self insured medical and hospitalization benefit plans and the workers' compensation retrospective premium arrangement.

     INCOME TAXES

     The Business' operations have been included in The Rogosin Institute Inc.'s federal and state informational returns. The Institute is exempt from income taxes under Section 501(c)(3) of the Internal Revenue Code. As such no provision for income taxes has been recorded for the Business.

     CONCENTRATION OF CREDIT RISK

     The Business is potentially subject to credit risk due to the concentration of accounts receivable from patients covered by Medicare and Medicaid and Blue Cross/Blue Shield. The amounts due from these sources represented approximately 44% and 22%, respectively, of the total accounts receivable at December 31, 1996.

     FINANCIAL INSTRUMENTS

     The Business' financial instruments consist primarily of cash, accounts receivable, other receivables, accounts payable, accrued employee compensation and benefits, and other accrued liabilities. Those balances, as presented in the financial statements at December 31, 1996, approximate their fair value.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

     UNAUDITED INTERIM FINANCIAL STATEMENTS

     The information presented as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the Business' financial position as of September 30, 1997 and the results of the Business' operations and cash flows for the nine months ended September 30, 1996 and 1997, respectively. The interim results of operations are not necessarily indicative of results which may occur for the full fiscal year.

THE RENAL DIALYSIS BUSINESS OF
THE ROGOSIN INSTITUTE, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996
-------------------------------------------------------------------------------

3.   PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1996 consists of the following:

     Medical equipment                              $ 2,046,223
     Leasehold improvements                           1,319,976
     Office furniture                                   253,312
     Construction in progress                           709,362
                                                    -----------
                                                      4,328,873

     Less:  Accumulated depreciation                 (2,363,415)
     ----                                           -----------

                                                    $ 1,965,458
                                                    ===========

4.   LEASE COMMITMENTS, DEFERRED RENT AND CONTINGENCIES

     The Business is obligated under equipment leases which have been classified as capital leases. The Business also acquired $337,000 of medical equipment via capital lease in March 1997. The Business is also obligated under facilities leases for the space in the Helmsely medical tower and Brooklyn locations. These leases are classified as operating and expire at various dates ranging from December 31, 2001 through December 31, 2011. The Business is responsible for substantially all costs associated with maintenance, taxes, insurance and utilities for the facility leases.

     Future minimum payments, by year and in the aggregate, under a capitalized lease and non-cancelable operating leases for the years ending December 31 are as follows:

                                                            Capitalized   Operating
                                                               Leases       Leases
                                                            -----------   ----------
       1997                                                    $ 97,813   $  848,471
       1998                                                      97,813      896,407
       1999                                                      40,755      911,942
       2000                                                                  927,631
       2001                                                                  892,773
       Thereafter                                                          3,967,474
                                                               --------   ----------
     Total minimum lease payments                               236,381   $8,444,698
                                                                          ==========
     Less amount representing imputed interest at 7.6%           20,983
                                                               --------
     Present value of minimum lease payments
      reflected as long-term debt                              $215,398
                                                               --------

     Total rent expense under these leases was $748,109 for the year ended December 31, 1996. One of the rental agreements provides for reduced rent in the early years and an escalation in the later years. The Business records the rent expense on a straight line basis, therefore, the deferred balance which is created relates to rent expense which has been recorded in excess of the amounts paid.

THE RENAL DIALYSIS BUSINESS OF
THE ROGOSIN INSTITUTE, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996
-------------------------------------------------------------------------------

     The Business is subject to various claims and lawsuits in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Business' financial condition, results of operations, or cash flows.

5.   RELATED PARTY TRANSACTIONS

     The business participates in a centralized cash management program administered by Rogosin. Advances from Rogosin or excess cash sent to Rogosin has been treated as an adjustment to business equity. No interest has been charged on this balance. Intercompany receivables and payables have historically been settled in the normal course of business and are not interest bearing. The net intercompany balance has been included in the balance sheet as "Business Equity".

     Rogosin has provided to The Renal Dialysis Business certain legal, general and administrative services (regulatory, cash management, and insurance). Charges for these services have been based on allocation of Rogosin's actual direct and indirect costs incurred by Rogosin to render these services to the business. The allocation methods used are as follows:

     Legal - Estimated cost of legal fees is based on a percentage of historical use of the legal fees incurred on behalf of the business.

     Employee Benefits - Estimated based on business' payroll as a percentage of Rogosin's total payroll.

     Facilities - The cost of the shared facilities are allocated based on a percentage of square footage occupied by Rogosin.

     General and Administrative - Estimated based on wages and benefits of employees and related time incurred working with each facility of Rogosin.

     The allocation methodology is consistent with the method used by Rogosin to allocate the cost of similar services to its other "programs". Total allocated costs for the year ended December 31, 1996 were $7,182,100. No provisions have been made for possible incremental costs that may have been incurred had The Renal Dialysis Business operated as a stand-alone entity for the period presented.

THE RENAL DIALYSIS BUSINESS OF
THE ROGOSIN INSTITUTE, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996
-------------------------------------------------------------------------------

6.   PROFESSIONAL LIABILITIES INSURANCE

     Rogosin purchases professional liabilities and general liabilities insurance through a related party which participates in a captive insurance company. The premiums are based on a modified claims made coverage and are actuarially determined based on the actual experience of the captive, Institute specific experience, and estimated current expense. Rogosin allocated a portion of the premiums to the Business, in the amount of $31,250 for the year ended December 31, 1996. The premium has been fully funded in each fiscal year. For the period November 1, 1983 through December 31, 1996, Rogosin's professional liabilities coverage has been provided on a modified claims made basis and Rogosin, based on historical and current information, estimates that incurred but not reported claims are minimal and, accordingly, has recorded no liability nor allocated such liability to The Renal Dialysis Business for such possible claims.

7.   RETIREMENT PLAN

     The Business' defined contribution retirement plan, which covers substantially all of its employees, provides for the Institute to make regular contributions based on the percentage of salaried employees to total employees. Payments upon retirement or termination of employment are based on amounts credited to individual accounts. The contribution allocated to The Renal Dialysis Business for the year ended December 31, 1996 was $260,450.

8.   SUBSEQUENT EVENTS

     Effective December 2, 1997, Rogosin entered into an Asset Purchase Agreement (Purchase Agreement) to sell 80% of the assets (except "Operating Licenses", cash and accounts receivable), properties and rights of The Renal Dialysis Business to TRC. Under the Purchase Agreement, TRC assumed only designated liabilities identified within the Purchase agreement (accounts payable, lease obligations, employees compensation and benefits). TRC did not assume, and is not liable for any other debt, obligations, or liabilities of Rogosin.

                        TOTAL RENAL CARE HOLDINGS, INC.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The Unaudited Pro Forma Combined Balance Sheet of Total Renal Care Holdings, Inc. as of September 30, 1997 gives effect to the acquisition by the Company of the following businesses as if such businesses were acquired on September 30, 1997: Dialysis Care of North Carolina, which was acquired on November 1, 1997 (the "North Carolina Facilities"); the Renal Dialysis Business of The Rogosin Institute Inc., which was acquired on December 2, 1997 (the "Rogosin Facilities"); and certain other individually insignificant acquisitions consummated during the period from October 1, 1997 through December 19, 1997, and individually insignificant acquisitions which were probable as of December 19, 1997.

     The Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 1997 gives effect to the acquisition by the Company of the following businesses as if such businesses were acquired on January 1, 1997: New West Dialysis Clinics, Inc., which was acquired on April 1, 1997 (the "New West Facilities"); Michigan Kidney Centers, which was acquired on May 1, 1997 (the "Michigan Facilities"); the North Carolina Facilities; the Rogosin Facilities; and other individually insignificant acquisitions consummated during the period January 1, 1997 through December 19, 1997, and individually insignificant acquisitions which were probable as of December 19, 1997.

     The Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 1996 gives effect to the acquisition by the Company of the following businesses as if such businesses were acquired on January 1, 1996: the Nephrology Services Business of Caremark International Inc., which was acquired on March 15, 1996 (the "Caremark Facilities"); Upstate Dialysis, Inc., which was acquired on March 15, 1996, and Greer Kidney Center, Inc., which was acquired on November 1, 1996 (the "South Carolina Facilities"); the New West Facilities; the Michigan Facilities; the North Carolina Facilities; the Rogosin Facilities; and other individually insignificant acquisitions consummated during the period January 1, 1997 through December 19, 1997, and individually insignificant acquisitions which were probable as of December 19, 1997. The Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 1996 also gives effect to the retirement of all outstanding Senior Subordinated Discount Notes in July and September 1996 (the "Debt Retirement") as if it occurred on January 1, 1996.

     The Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1996 gives effect to the acquisition by the Company of the following businesses as if such businesses were acquired on January 1, 1996: the Caremark Facilities; the South Carolina Facilities; the New West Facilities; the Michigan Facilities; the North Carolina Facilities; the Rogosin Facilities; and other individually insignificant acquisitions consummated during the period January 1, 1997 through December 19, 1997, and individually insignificant acquisitions which were probable as of December 19, 1997. The Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1996 also gives effect to the Debt Retirement as if it occurred on January 1, 1996.

     The Unaudited Pro Forma Combined Financial Statements are presented for informational purposes only and do not purport to represent what the Company's financial position as of September 30, 1997 or the Company's results of operations for the nine month periods ended September 30, 1997 and 1996 or for the year ended December 31, 1996 would actually have been had the applicable acquisitions and Debt Retirement, in fact, occurred on September 30, 1997, January 1, 1997 or January 1, 1996, respectively, or what the Company's financial position or results of operations will be for any future period. The Unaudited Pro Forma Information should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this Prospectus and the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" included in the Total Renal Care Holdings, Inc. Form 10-K for the year ended December 31, 1996.

                TOTAL RENAL CARE HOLDINGS, INC.
                Unaudited Pro Forma Combined Balance Sheet

                              September 30, 1997
                                (in thousands)

                                          The         North                     Other
                                        Company      Carolina     Rogosin   Insignificant   Pro Forma
                                     (Historical)   Facilities  Facilities   Acquisitions   Adjustments      Combined
Cash and cash equivalents              $ 15,455       $   72      $    4      $  2,050    $ (2,126)(b)      $ 15,455
Accounts receivable, net                131,744        2,636       5,519         3,925     (11,049)(b)       132,775
Other current assets                     24,778          488         219           603      (1,060)(b)        25,028
                                       --------       ------      ------       -------    --------          --------
    Total current assets                171,977        3,196       5,742         6,578     (14,235)          173,258

Property & equipment, net                84,846        4,876       2,911         3,371      (1,680)(b)        94,324
Intangible assets, net                  286,210            -           -             -     131,686 (a)       417,896
Other assets                             11,784          626           -           231        (857)(b)        11,784
                                       --------       ------      ------       -------    --------          --------
                                       $554,817       $8,698      $8,653       $10,180    $114,914          $697,262
                                       ========       ======      ======       =======    ========          ========
Current liabilities                    $ 28,784       $3,970      $2,190       $ 1,995    $ (7,940)(b)      $ 28,999
Long-term debt                          253,880          304           -         1,848      (2,152)(b)       393,464
                                                                                           139,584 (a)
Other long-term liabilities               2,856        1,483         814           100      (2,397)(b)         2,856

Minority interest                         7,640            -           -             -       2,646 (c)        10,286
Common stock                                 44            -           -           120        (120)(d)            44
Additional paid-in capital              260,157            -           -         1,510      (1,510)(d)       260,157
Notes receivable from
   stockholders                          (2,975)           -           -             -           -            (2,975)
Retained earnings                         4,431        2,941       5,649         4,607     (13,197)(d)         4,431
                                       --------       ------      ------       -------    --------          --------
                                       $554,817       $8,698      $8,653       $10,180    $114,914          $697,262
                                       ========       ======      ======       =======    ========          ========

                         TOTAL RENAL CARE HOLDINGS, INC.
              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET


1.  BASIS OF PRESENTATION

  The Unaudited Pro Forma Combined Balance Sheet of Total Renal Care Holdings, Inc. as of September 30, 1997 gives effect to the acquisition of the North Carolina Facilities, the Rogosin Facilities and other Insignificant Acquisitions, in each case as if such acquisitions were consummated on September 30, 1997. The pro forma adjustments are based on consideration exchanged, including the estimated fair value of assets acquired and liabilities assumed. The actual adjustments, which will be based on valuations of fair value as of the date of acquisition, may differ from those made herein. The Company does not believe the effect of any adjustments would be material.

2.  PRO FORMA ADJUSTMENTS

a) To record the acquisition of the North Carolina Facilities, the Rogosin Facilities and the other Insignificant Acquisitions as follows (in thousands):

                                                       NORTH                      OTHER
                                                      CAROLINA     ROGOSIN    INSIGNIFICANT
                                                     FACILITIES   FACILITIES   ACQUISITIONS     TOTAL

  Purchase Price                                      $49,300      $18,290      $71,994        $139,584
  Net book value of assets acquired                     3,000        1,912        2,986           7,898
                                                      -------      -------      -------        --------

  Purchase price allocated to intangible assets       $46,300      $16,378      $69,008        $131,686
                                                      =======      =======      =======        ========

   The purchase prices of the North Carolina Facilities, the Rogosin Facilities and the other Insignificant Acquisitions were assumed to be borrowed under the Senior Credit Facility (or will be borrowed, in the case of those acquisitions which are considered probable at December 19, 1997).

b) To reflect assets and liabilities not acquired by the Company.

c) The Company purchased a less than 100% interest in two partnerships which are consolidated for financial reporting purposes. This entry is to record the minority interest in such partnerships.

d) To eliminate the equity of the acquired businesses.

                        TOTAL RENAL CARE HOLDINGS, INC.
               Unaudited Pro Forma Combined Statement of Income

                     Nine months ended September 30, 1997
                                (in thousands)

                                                                              New West           Michigan           North Carolina
                                                       The Company           Facilities         Facilities            Facilities
                                                     Nine months ended    Three months ended  Four months ended    Nine months ended
                                                     September 30, 1997     March 31, 1997     April 30, 1997     September 30, 1997
                                                        (Historical)         (Historical)       (Historical)         (Historical)
Net operating revenues                                    $307,450             $5,990             $4,800               $16,485
Operating expenses                                         251,703              5,730              4,125                15,454
                                                          --------             ------             ------               -------
Operating income                                            55,747                260                675                 1,031
Interest expense, net                                        7,738                 16                 68                   160

                                                          --------             ------             ------               -------
Income before income taxes,
   minority interests and extraordinary item                48,009                244                607                   871
Income taxes                                                18,255                  4                 21                     -
                                                          --------             ------             ------               -------
Income before minority interest and
   extraordinary item                                       29,754                240                586                   871
Minority interest in income of
   consolidated subsidiaries                                 3,193                  -                  -                     -
                                                          --------             ------             ------               -------
Income before extraordinary item                          $ 26,561             $  240             $  586               $   871
                                                          ========             ======             ======               =======
Income per share before extraordinary item                $   0.59
                                                          ========
Weighted average number of common shares and
   equivalents outstanding                                  45,146
                                                          ========



                                                    Rogosin Facilities        Other
                                                    Nine months ended      Insignificant
                                                     September 30, 1997    Acquisitions      Pro Forma
                                                        (Historical)       (Historical)     Adjustments          Combined
Net operating revenues                                    $13,254             $39,005        $ (1,534)(b)        $385,450
Operating expenses                                         13,351              33,567           5,153 (c)         329,083
                                                           ------             -------        --------            --------
Operating income                                              (97)              5,438          (6,687)             56,367
Interest expense, net                                           -                 (40)           (604)(d)          19,375
                                                                                               12,037 (e)
                                                           ------             -------        --------            --------
Income before income taxes,
   minority interests and extraordinary item                  (97)              5,478         (18,120)             36,992
Income taxes                                                    -                 512          (5,033)(f)          13,759
                                                           ------             -------        --------            --------
Income before minority interest and
   extraordinary item                                         (97)              4,966         (13,087)             23,233
Minority interest in income of
   consolidated subsidiaries                                    -                   -             (17)(g)           3,176
                                                           ------             -------        --------            --------
Income before extraordinary item                          $   (97)            $ 4,966        $(13,070)           $ 20,057
                                                           ======             =======        ========            ========
Income per share before extraordinary item                                                                       $   0.44
                                                                                                                 ========
Weighted average number of common shares and
   equivalents outstanding                                                                                         45,146
                                                                                                                 ========


                        TOTAL RENAL CARE HOLDINGS, INC.
               Unaudited Pro Forma Combined Statement of Income

                     Nine months ended September 30, 1996
                                (in thousands)

                                                                            Caremark         South Carolina         New West
                                         The Company                        Facilities          Facilities          Facilities
                                       9 months ended                     2 months ended     2 months ended       9 months ended
                                      September 30, 1996     Debt        February 28, 1996   February 28, 1996   September 30, 1996
                                         (Historical)     Retirement (a)    (Historical)       (Historical)        (Historical)
Net operating revenues                     $188,153         $    --          $7,805               $1,133              $17,162

Operating expenses                          153,920              --           8,250                1,055               15,501
                                           --------          ------          ------               ------              -------

Operating income                             34,233              --            (445)                  78                1,661

Interest expense, net                         3,862            (804)            127                   (1)                  37
                                           --------          ------          ------               ------              -------
Income before income taxes,
 minority interests and
 extraordinary item                          30,371             804            (572)                  79                1,624

Income taxes                                 11,537              --            (232)                  --                   26
                                           --------          ------          ------               ------              -------
Income before minority interest
 and extraordinary item                      18,834             804            (340)                  79                1,598

Minority interest in income of
 consolidated subsidiaries                    2,296              --              --                   --                   --
                                           --------          ------          ------               ------              -------
Income before extraordinary item           $ 16,538          $  804          $ (340)              $   79              $ 1,598
                                           ========          ======          ======               ======              =======
Income per share before
 extraordinary item                        $   0.39
                                           ========
Weighted average number of common
 shares and equivalents outstanding          42,348
                                           ========

                                      Michigan         North Carolina          Rogosin
                                     Facilities          Facilities           Facilities           Other
                                  9 months ended       9 months ended       9 months ended     Insignificant
                                 September 30, 1996   September 30, 1996   September 30, 1996   Acquisitions   Pro Forma
                                    (Historical)         (Historical)         (Historical)      (Historical)  Adjustments   Combined

Net operating revenues                $10,298              $15,020               $12,493          $49,864     $    (66) (b) $301,862

Operating expenses                      9,108               13,090                11,277           44,275        7,410  (c)  263,886
                                      -------              -------               -------          -------     --------      --------

Operating income                        1,190                1,930                 1,216            5,589       (7,476)       37,976

Interest expense, net                      18                  216                    --               (3)        (605) (d)   18,558
                                                                                                                15,711  (e)
                                      -------              -------               -------          -------     --------      --------
Income before income taxes,
 minority interests and
 extraordinary item                     1,172                1,714                 1,216            5,592      (22,582)       19,418

Income taxes                               35                   --                    --              370       (4,697) (f)    7,039
                                      -------              -------               -------          -------     --------      --------
Income before minority interest
 and extraordinary item                 1,137                1,714                 1,216            5,222      (17,885)       12,379

Minority interest in income of
 consolidated subsidiaries                 --                   --                    --               --           (2) (g)    2,294
                                      -------              -------               -------          -------     --------      --------
Income before extraordinary item      $ 1,137              $ 1,714               $ 1,216          $ 5,222     $(17,883)     $ 10,085
                                      =======              =======               =======          =======     ========      ========
Income per share before
 extraordinary item                                                                                                         $   0.23
                                                                                                                            ========
Weighted average number of common
 shares and equivalents outstanding                                                                                800        43,148
                                                                                                              ========      ========

                        TOTAL RENAL CARE HOLDINGS, INC.
               Unaudited Pro Forma Combined Statement of Income

                         Year ended December 31, 1996
                                (in thousands)

                                                                                                 Caremark         South Carolina
                                                                                                Facilities          Facilities
                                                        The Company                          Two months ended    Two months ended
                                                      December 31, 1996         Debt        February 28, 1996   February 28, 1996
                                                        (Historical)        Retirement(a)      (Historical)        (Historical)
Net operating revenues                                     $272,947             $   -             $7,805              $1,133
Operating expenses                                          224,118                 -              8,250               1,055
                                                           --------             -----             ------              ------
Operating income                                             48,829                 -               (445)                 78
Interest expense, net                                         5,175              (804)               127                  (1)
                                                           --------             -----             ------              ------
Income before income taxes,
   minority interests and extraordinary item                 43,654               804               (572)                 79
Income taxes                                                 16,351                 -               (232)                  -
                                                           --------             -----             ------              ------
Income before minority interest and
   extraordinary item                                        27,303               804               (340)                 79
Minority interest in income of
   consolidated subsidiaries                                  3,578                 -                  -                   -
                                                           --------             -----             ------              ------
Income before extraordinary item                           $ 23,725             $ 804             $ (340)             $   79
                                                           ========             =====             ======              ======
Income per share before extraordinary item                 $    .55
                                                           ========
Weighted average number of common shares and
   equivalents outstanding                                   42,988
                                                           ========
                                                           New West            Michigan          North Carolina
                                                          Facilities          Facilities           Facilities
                                                       December 31, 1996   December 31, 1996    December 31, 1996
                                                         (Historical)        (Historical)         (Historical)
Net operating revenues                                     $22,883             $13,730              $17,301
Operating expenses                                          20,668              12,144               16,179
                                                           -------             -------              -------
Operating income                                             2,215               1,586                1,122
Interest expense, net                                           48                  24                  215
                                                           -------             -------              -------
Income before income taxes,
   minority interests and extraordinary item                 2,167               1,562                  907
Income taxes                                                    34                  47                    -
                                                           -------             -------              -------
Income before minority interest and
   extraordinary item                                        2,133               1,515                  907
Minority interest in income of
   consolidated subsidiaries                                     -                   -                    -
                                                           -------             -------              -------
Income before extraordinary item                           $ 2,133             $ 1,515              $   907
                                                           =======             =======              =======
Income per share before extraordinary item

Weighted average number of common shares and
   equivalents outstanding
                                                           Rogosin           Other
                                                          Facilities     Insignificant
                                                      December 31, 1996  Acquisitions       Pro Forma
                                                         (Historical)    (Historical)      Adjustments          Combined
Net operating revenues                                      $16,816         $66,485           $    (66)(b)      $419,034
Operating expenses                                           15,476          59,033              9,710 (c)       366,633
                                                            -------         -------           --------          --------
Operating income                                              1,340           7,452             (9,776)           52,401
Interest expense, net                                             -              (4)              (765)(d)        24,964
                                                                                                20,949 (e)
                                                            -------         -------           --------          --------
Income before income taxes,
   minority interests and extraordinary item                  1,340           7,456            (29,960)           27,437
Income taxes                                                      -             493             (6,955)(f)         9,738
                                                            -------         -------           --------          --------
Income before minority interest and
   extraordinary item                                         1,340           6,963            (23,005)           17,699
Minority interest in income of
   consolidated subsidiaries                                      -               -                 (8)(g)         3,570
                                                            -------         -------           --------          --------
Income before extraordinary item                            $ 1,340         $ 6,963           $(22,997)         $ 14,129
                                                             ======         =======           ========          ========
Income per share before extraordinary item                                                                      $   0.32
                                                                                                                ========
Weighted average number of common shares and
   equivalents outstanding                                                                         800            43,788
                                                                                               =======          ========

                        TOTAL RENAL CARE HOLDINGS, INC.
          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME


1. BASIS OF PRESENTATION

  The Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 1997 gives effect to the acquisition by the Company of the New West Facilities, the Michigan Facilities, the North Carolina Facilities, the Rogosin Facilities and other individually insignificant acquisitions consummated during the period January 1, 1997 through December 19, 1997, and individually insignificant acquisitions which were probable as of December 19, 1997, in each case as if such acquisitions were consummated on January 1, 1997.

  The Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 1996 gives effect to the acquisition by the Company of the Caremark Facilities; the South Carolina Facilities; the New West Facilities; the Michigan Facilities; the North Carolina Facilities; the Rogosin Facilities; and other individually insignificant acquisitions consummated during the period January 1, 1997 through December 19, 1997, and individually insignificant acquisitions which were probable as of December 19, 1997, in each case as if such acquisitions were consummated on January 1, 1996. The Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 1996 also gives effect to the Debt Retirement as if such transaction occurred on January 1, 1996.

  The Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1996 gives effect to the acquisition by the Company of the Caremark Facilities, the South Carolina Facilities, the New West Facilities, the Michigan Facilities, the North Carolina Facilities, the Rogosin Facilities and other individually insignificant acquisitions consummated during the period January 1, 1997 through December 31, 1997, and individually insignificant acquisitions which were probable as of December 19, 1997, in each case as if such acquisitions were consummated on January 1, 1996. The Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1996 also gives effect to the Debt Retirement as if such transaction occurred on January 1, 1996.

  The pro forma adjustments are based on consideration exchanged, including the estimated fair value of assets acquired and liabilities assumed. The actual adjustments, which will be based on valuations of fair value as of the date of acquisition, may differ from those made herein. The Company does not believe the effect of any adjustments would be material.

  Net income per common share data and weighted average number of common shares and equivalents outstanding for the nine month periods ended September 30, 1997 and 1996 and for the year ended December 31, 1996 have been retroactively restated to reflect the five-for-three stock split which occurred in October 1997.

2. PRO FORMA ADJUSTMENTS

(a) To reflect the Debt Retirement as if it occurred on January 1, 1996 by recording the pro forma effect of the reduction in interest expense. The Company retired the remaining 12% senior subordinated discount notes for $68,499,000 including consent payments of $1,100,000. These repurchases resulted in an extraordinary loss of $7.7 million.

(b)  To eliminate management fees earned by the combined entities.

(c) To amortize goodwill, non-compete agreements and patient charts resulting from the acquisitions on a straight-line basis over 25 to 40, 10 and 7 years, respectively.

(d)  To eliminate interest expense on borrowings not assumed by the Company.

(e) To record interest expense resulting from acquisitions funded by borrowings from the senior credit facility with an assumed interest rate of 8% and assuming that all acquisitions during the period were funded by borrowings as discussed in Note a) in the Notes to Unaudited Proforma Combined Balance Sheet.

(f)  To record income tax effects related to the pro forma adjustments.

(g) To record the minority interest income from two partnerships acquired (see note (c) to the Unaudited Pro Forma Combined Balance Sheet).

(h) Income per share and weighted average number of common shares and equivalents outstanding assume that shares issued in the April 3, 1996 Secondary Offering (the "Secondary Offering") to the extent that cash generated from such shares was used to purchase facilities and was outstanding from January 1, 1996 to the date of the Secondary Offering as follows:

     Caremark Facilities                            1,560,000
     South Carolina Facilities                        359,000

     Share amounts were derived by taking the total purchase price of each significant acquisition divided by the proceeds per share from the Secondary Offering of $31.42 per share. As these acquisitions took place in March 1996, these shares were factored into the weighted average number of common shares and equivalents outstanding for an additional three months.

                        TOTAL RENAL CARE HOLDINGS, INC.
                               INDEX TO EXHIBITS

Number                           Description of Exhibit                            Page
                                                                                  Number
 10.1          Revolving Credit Agreement, dated as of October 24, 1997,
               by and among Total Renal Care Holdings, Inc., the lenders
               thereto, DLJ Capital Funding, Inc., as Syndication Agent,
               First Union National Bank, as Documentation Agent, and
               the Bank of New York, as Administrative Agent (the
               "Revolving Credit Agreement").*

 10.2          Amendment No. 1 and Consent No. 1, dated as of December
               1, 1997, to the Revolving Credit Agreement.

 10.3 Term Loan Agreement, dated as of October 24, 1997, by and among Total Renal Care Holdings, Inc., the lenders thereto, DLJ Capital Funding, Inc., as Syndication Agent,
               First Union National Bank, as Documentation Agent, and the Bank of New York, as Administrative Agent (the "Term
               Loan Agreement").*

 10.4          First Amendment, Dated December 1, 1997, to the Term Loan
               Agreement.

 10.5          Subsidiary Guaranty dated as of October 24, 1997 by Total
               Renal Care, Inc., TRC West, Inc. and Total Renal Care
               Acquisition Corp. in favor of and for the benefit of the Bank of New York, as Collateral Agent, the lenders to the Revolving Credit Agreement, the lenders to the Term Loan
               Agreement, the Term Agent (as defined therein), the Acknowledging Interest Rate Exchangers (as defined therein) and the Acknowledging Currency Exchangers (as defined therein).

 10.6 Borrower Pledge Agreement dated as of October 24, 1997 and entered into by and between Total Renal Care
               Holdings, Inc., and the Bank of New York, as Collateral
               Agent, the lenders to the Revolving Credit Agreement, the lenders to the Term Loan Agreement, the Term Agent (as defined therein), the Acknowledging Interest Rate
               Exchangers (as defined therein) and the Acknowledging
               Currency Exchangers (as defined therein).

 10.7 Subsidiary Pledge Agreement dated as of October 24, 1997 by Total Renal Care, Inc., TRC West, Inc. and Total Renal
               Care Acquisition Corp., and the Bank of New York, as
               Collateral Agent, the lenders to the Revolving Credit
               Agreement, the lenders to the Term Loan Agreement, the Term Agent (as defined therein), the Acknowledging Interest
               Rate Exchangers (as defined therein) and the Acknowledging
               Currency Exchangers (as defined therein).

 23.1          Consent of Price Waterhouse LLP.

-------------

* The registrant agrees to furnish supplementally a copy of any schedule thereto to the Commission upon its request.